Exhibit 10.1
NanoString Technologies, Inc.
November 6, 2023
1.Introduction. NanoString Technologies, Inc., a Delaware corporation (the “Company”), proposes to exchange (the “Exchange Transaction” or the “Transactions”) $215,724,000.00 aggregate principal amount of the Company’s 2.625% Convertible Senior Notes due 2025, CUSIP 63009R AD1 (the “Old Notes”) held by certain existing holders of the Old Notes listed on the signature pages hereto (the “Investors”) for $215,724,000.00 aggregate principal amount of the Company’s 6.95% Senior Secured Notes due 2026 (the “New Notes”) and Warrants, each substantially in the form set forth in Exhibit B hereto (the “Warrants”) to purchase 16,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) (such shares issuable upon exercise of, or otherwise pursuant to, the Warrants, the “Warrant Shares”).
The Old Notes were issued pursuant to that certain Indenture, dated as of March 9, 2020, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (in such capacity, the “Old Notes Trustee”). The New Notes will be issued pursuant to an Indenture (the “New Notes Indenture”), to be dated as of the Closing Date, among the Company, as issuer, the guarantors party thereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “New Notes Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), substantially in the form set forth in Exhibit C hereto.
The New Notes and the guarantees of the New Notes by each of the Guarantors as set forth in the New Notes Indenture (the “Guarantees”) will be secured by a first-priority lien, subject to Liens permitted by Section 4.27 of the New Notes Indenture (“Permitted Liens”), pursuant to the terms of the New Notes Indenture and a Security Agreement (the “Security Agreement”), to be dated as of the Closing Date, between the Company, the Guarantors party thereto and the Collateral Agent, substantially in the form set forth in Exhibit D hereto, on substantially all of the tangible and intangible assets of the Company and the Guarantors, now owned or hereafter acquired by the Company and any Guarantor, subject to certain exceptions described in the New Notes Indenture and the Security Agreement.
The New Notes, the Guarantees and the Warrants and the Warrant Shares are referred to collectively herein as the “Securities.”
The Securities are being offered to the Investors pursuant to this Agreement (as defined below) only to institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder (the “Securities Act”), that are also qualified institutional buyers within the meaning of Rule 144A under the Securities Act and “Institutional Accounts” as defined in the Financial Industry Regulatory Authority (“FINRA”) Rule 4512(c), pursuant to exemptions from registration under the Securities Act provided by Section 4(a)(2) thereof and/or Rule 506 of Regulation D thereunder.
2.Exchange Transaction. Each Investor agrees, severally and not jointly, for itself and on behalf of any beneficial owners of Old Notes being exchanged for whom such Investor holds contractual and investment authority, upon the terms and subject to the conditions set forth in this Exchange Agreement (the “Agreement”), to exchange the aggregate principal amount of Old Notes (such aggregate principal amount of Old Notes, the “Exchanged Old Notes”) held by such Investor and set forth on Exhibit A-1 hereto on the Closing Date, for (a) the aggregate principal amount of New Notes set forth on Exhibit A-1 hereto across from such Investor’s name, such amount being equal to 100% of the aggregate principal amount of such Investor’s Exchanged Old Notes and (b) a Warrant to purchase the number of Warrant Shares set forth on Exhibit A-1 hereto across from such Investor’s name (collectively, the “New Securities”), and the Company agrees to deliver the applicable amounts of such Investor’s New Securities to such Investor in exchange for such Exchanged Old Notes tendered by such Investor in the Exchange Transaction on the Closing Date.
3.[Reserved]
4.Settlement of the Exchange Transaction.
(a)The settlement of the Transactions (the “Settlement”) shall be made remotely via the exchange of documents and signatures at 10:00 A.M., New York City time, on November 7, 2023, or at such other place, time or date as the Investors, on the one hand, and the Company, on the other hand, may agree upon, such time and date of Settlement being herein referred to as the “Closing Date.”

(b)On the Closing Date, subject to satisfaction of the conditions precedent specified in this Agreement, substantially contemporaneously, (i) each Investor shall cause the Exchanged Old Notes held by such Investor to be delivered, by book entry transfer through the facilities of The Depository Trust Company (“DTC”), to the Old Notes Trustee, for the account/benefit of the Company for cancellation (and such cancellation shall promptly be effected), and pursuant to the instructions included in the Exchange Procedures set forth on Exhibit A-2 hereto, (ii) the Company shall execute, and cause the New Notes Trustee to authenticate and cause to be delivered to, or for the benefit of, each Investor, the applicable principal amount of New Notes due to such Investor upon consummation of the Exchange Transaction as specified herein and (iii) the Company shall execute and deliver to each Investor the Warrants exercisable for the applicable number of Warrant Shares due to such Investor upon consummation of the Exchange Transaction as specified herein.
(c)[Reserved]
(d)The New Notes to be delivered to, or for the benefit of, each Investor on the Closing Date shall be delivered by causing the New Notes Trustee to electronically transmit the applicable principal amounts of New Notes due to such Investor by crediting the account of the Investor’s prime broker with DTC through its Deposit/Withdrawal at Custodian system, as specified by such Investor.
(e)On or prior to the Closing Date, subject to the satisfaction of the conditions precedent specified in this Agreement, (i) each Investor shall execute and deliver each Transaction Document to which it is a party, and (ii) the Company and each Guarantor shall execute and deliver, and cause the Trustee and the Collateral Agent to execute and deliver, each Transaction Document to which the Company, a Guarantor, the Trustee and/or the Collateral Agent is a party.
5.Definitions. Wherever used in this Agreement or related exhibits, unless the context otherwise requires, the following terms have the meanings assigned to such terms in this Section 5. Capitalized terms used but not defined herein have the meanings assigned to such terms in the New Notes Indenture.
“Q3 2023 10-Q” means the Company’s quarterly report on form 10-Q for the quarter ended September 30, 2023, to be filed with the SEC no later than November 9, 2023, in substantially the form provided to each Investor prior to the date hereof.
“Board of Directors” means the Company’s board of directors.
“Convertible Securities” means warrants, options, evidence of indebtedness, shares of stock or other securities that are convertible into or exercisable or exchangeable for, and subscription or similar rights that entitle the holder to purchase or subscribe for, shares of Common Stock or other Convertible Securities, in each case, with or without payment of additional consideration, either immediately or upon the arrival of a specified date or the happening of a specified event.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any entity succeeding to any of its principal functions.
“Government Program” means any health care reimbursement program funded, in whole or in part, by a governmental entity, including but not limited to applicable state Medicaid reimbursement programs, from which payment or reimbursement is, or has in the past been sought and/or received by Company or any Subsidiary.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.
“Non-SEC Document Qualified Representations” means the representations and warranties made by the Company other than the SEC Document Qualified Representations.
“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
“Outside Counsel” means, in respect of any Investor, such Investor’s outside counsel as may be designated from time to time by such Investor for purposes hereof and the other Transaction Documents (including, to the extent applicable, receiving notices and communications hereunder and under the other Transaction Documents).
“SEC Documents” means all annual, quarterly and current reports, proxy statements, registration statements, prospectuses and other material schedules, forms, statements and other material documents filed or to be filed by the Company or any of its Subsidiaries with the Commission pursuant to the Securities Act or the Exchange Act since January 1, 2021 (including all financial statements and schedules included therein, all exhibits thereto and all documents incorporated by reference therein).
“SEC Document Qualified Representations” means the representations and warranties made by the Company in Sections 6(f), 6(j), 6(k), 6(l), 6(o), 6(r), 6(t), 6(w) and 6(gg).
“Solvent” means, with respect to any Person, as of any date of determination, that, as of such date, (a) the value of the assets of such Person and its Subsidiaries, taken as a whole (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person and its Subsidiaries, taken as a whole, (b) such Person and its Subsidiaries are able to pay all liabilities of such Person and its Subsidiaries as such liabilities mature and (c) such Person and its Subsidiaries, taken as a whole, do not have unreasonably small capital in relation to such Person’s and its Subsidiaries’ business as contemplated as of such date. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Transaction Documents” means this Agreement, the New Notes, the New Note Indenture, the Note Guarantees, the Warrants, the Collateral Documents, each Compliance Certificate, the Perfection Certificate, the Solvency Certificate, the Registration Rights Agreement, substantially in the form set forth in Exhibit E hereto, the Intercompany Subordination Agreement and all other documents, agreements and instruments delivered in connection with any of the foregoing or the Exchange Transaction, in each case, as amended, restated, supplemented or otherwise modified from time to time.
“United States” and “U.S.” each means the United States of America.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended from time to time.
6.Representations and Warranties of the Company and the Guarantors. As of the date hereof and as of the Closing Date, the Company and each of the Guarantors represent and warrant to each Investor that, except, solely for purposes of the SEC Document Qualified Representations, as described in the SEC Documents filed with or furnished to the Commission after December 31, 2022 and at least five (5) Business Days prior to the date hereof (but excluding any cautionary or predictive disclosures that do not expressly relate to specific prior occurrences at the Company or any Guarantor set forth under the headings “Risk Factors” or disclosure of risks set forth in any “forward-looking statements” disclaimer, or disclosures in any other statements that are similarly cautionary or predictive in nature) and provided that the Non-SEC Document Qualified Representations shall not be qualified by any disclosures in the SEC Documents:
(a)No Default. No Default or Event of Default will exist immediately following the Closing Date or will result from the consummation of the Transactions.
(b)Solvency. On the Closing Date (both before and after giving effect to the Transactions), the Company and each of the Guarantors (i) is Solvent and (ii) has not taken action, and no action has been taken by a third party, for the winding up, dissolution or liquidation or similar executory or judicial proceeding in respect of the Company or any of the Guarantors, or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Company or any of the Guarantors or any or all of their assets or revenues.
(c)Enforceability. This Agreement constitutes, and each other Transaction Document will constitute, when executed and delivered by the Company, and duly authorized, executed and delivered by the applicable counterparties thereto (and specifically with respect to the New Notes, when issued and delivered in the manner provided for in the New Notes Indenture), a legal, valid and binding obligation of the Company and each of the Guarantors party thereto, as applicable, enforceable against the Company and each such Guarantor in accordance with its terms (and with respect to the New Notes, entitled to the benefits of the New Notes Indenture), except as the enforcement hereof or thereof may be limited by insolvency, bankruptcy, reorganization, moratorium or other similar Applicable Laws affecting creditors rights generally or general principles of equity, and except with respect to the indemnification provisions of the Registration Rights Agreement, which may be limited by applicable securities laws and public policy thereunder.
(d)Existence, Qualification and Power. The Company and each of the Guarantors is validly existing as a corporation, limited liability company, limited partnership or other form, as applicable, and is in good standing (to the extent such concept is applicable in the relevant jurisdictions) under the laws of the jurisdiction of its incorporation, organization or formation, as applicable. The Company and each Guarantor (a) has full power and authority (and all Authorizations) to (i) own its properties, conduct its business, own its assets and operate its facilities and (ii) to (A) with respect to the Company, issue the New Notes, the Warrants and the Warrant Shares in accordance with the Transaction Documents, (B) enter into, execute, deliver and perform its obligations under, the Transaction Documents, including, with respect to the Company, the issuance of the New Notes and the Warrants and the reservation for issuance of the Warrant Shares, and (C) consummate the Transactions, and (b) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except, in each case of this clause (b), where the failure to be so qualified, licensed or in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(e)Collateral Documents, Financing Statements and Collateral.
(i)Upon execution and delivery, the Security Agreement and each of the Intellectual Property Security Agreements will be effective to grant a legal, valid and enforceable security interest in all of the grantor’s right, title and interest in the Collateral described therein;
(ii)Upon due and timely filing and/or recording of appropriate financing statements with the applicable filing office and Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office (or similar offices in other jurisdictions as applicable) with respect to the Collateral described in the Security Agreement and the Intellectual Property Security Agreements (the “Personal Property Collateral”), the security interests granted thereby will constitute valid, perfected first-priority liens and security interests in the Personal Property Collateral in favor of the Collateral Agent for the benefit of itself, the Trustee and the holders of the Securities, to the extent such security interests can be perfected by such filing and/or recording, as applicable, of financing statements and Intellectual Property Security Agreements, and such security interests will be enforceable in accordance with the terms contained therein against all creditors of the Company or the Guarantor, as applicable, and subject only to Permitted Liens;
(iii)Upon execution and delivery by the parties thereto of the Control Agreements as required by Section 4.12 of the New Notes Indenture, the security interests in deposit accounts granted pursuant to the Security Agreement will constitute valid, perfected first-priority liens and security interests held by the Collateral Agent for the benefit of itself, the Trustee and the holders of the Securities, enforceable in accordance with the terms contained therein against all creditors of any grantor and subject only to Permitted Liens; and
(iv)The Company and the Guarantors collectively own, have rights in or have the power and authority to grant the Liens contemplated by the Security Agreement and the other Collateral Documents in the Collateral, free and clear of any Liens other than the Permitted Liens.
(f)Litigation. Except as disclosed in Section 6(f) of the disclosure schedule delivered to the Investors concurrently herewith (the “Disclosure Schedule”), there are no legal or governmental proceedings or regulatory investigations pending or, to the knowledge of the Company or the Guarantors, threatened (a) to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or (b) that purports to affect or pertain to the Transaction Documents, the Transactions or any other transactions contemplated hereby or thereby, that, in each case, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and there are no current or pending legal or governmental proceedings or regulatory actions that would be required under the Securities Act to be described in the SEC Documents that are not so described in all material respects in the SEC Documents. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document or directing that the Transactions or any other transactions provided for herein or therein not be consummated as herein or therein provided.
(g)Corporate Authorization; Conflicts. This Agreement has been, and as of the Closing Date, each of the other Transaction Documents shall be, duly authorized, executed and delivered by the Company and the Guarantors, as applicable. The execution, delivery and performance of the Transaction Documents by the Company and the Guarantors, as applicable, and the consummation of the Transactions, including the issuance of the New Notes and the Warrants and any issuance of Warrant Shares, and the granting of any Liens or other security interests to be granted by the Company or the Guarantors pursuant to the New Notes Indenture and the Collateral Documents, as applicable, will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than any Lien created or imposed pursuant to the Collateral Documents) upon any assets of the Company or the Guarantors pursuant to any agreement, document or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of the assets or property of the Company or any Guarantor is subject, except, with respect to this clause (a), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (b) result in any violation, or conflict with any, of the Organizational Documents of the Company or any Guarantor, (c) result in the violation of any Applicable Law (including, without limitation, the rules and regulations of the Principal Market) except, with respect to this clause (c), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (d) result in the violation of any judgment, order, rule, corporate integrity agreement, regulation, determination or decree of any Governmental Authority binding upon the Company or any Guarantor.
(h)Governmental Authorizations. Except in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) the Company and the Guarantors possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (the “Required Authorizations”), none of the Company nor any of the Guarantors has received any notice of proceedings relating to the revocation or modification of any such Required Authorizations and all Required Authorizations are valid and in full force and effect, and (b) no Authorization of, or registration, notice or filing with, any Governmental Authority is required for (i) the execution, delivery and performance of any of the Transaction Documents, and (ii) the consummation by the Company or any of the Guarantors of the Transactions or any other transactions contemplated by the Transaction Documents, except (A) for such as have already been obtained or made prior to the Closing Date that are in full force and effect, (B) for those required in connection with the perfection of any security interest in or exercise of remedies in respect of the Collateral, (C) pursuant to applicable federal and state securities laws, rules and regulations that are expressly contemplated by Section 13 or 15(d) of the Exchange Act and by the Registration Rights Agreement, or (D) for filings expressly contemplated or required by the Transaction Documents.
(i)Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all Liens, except with respect to Permitted Liens. Any buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.
(j)Intellectual Property. The Company and its Subsidiaries own or possess adequate rights to use, all Material IP that is necessary for the operation of its businesses as currently conducted (provided that the parties agree that the foregoing should not be interpreted as a non-infringement representation). All of the registered Intellectual Property owned by the Company, or applications for such registration, are maintained in good standing (other than intentional abandonment of trademark and patent applications that are no longer deemed by Company to be material to its business as currently conducted) and, to the Company’s knowledge, all issued and registered patents within such Intellectual Property are valid and enforceable. Except as disclosed in Section 6(f) of the Disclosure Schedule, to the Company’s knowledge, (a) the use by the Company and its Subsidiaries of its Intellectual Property does not infringe any Intellectual Property owned by any other Person, (b) the Company and each of its Subsidiaries have not transferred ownership of, or granted any exclusive license with respect to, any Material IP, (c) the Company has not entered any agreement or license to Intellectual Property that materially limits the right of the Company or any of the Guarantors to develop, license, market or sell their services or products as currently conducted as of the Closing Date (other than any license agreement for Material IP entered into in connection with a court order, settlement, compromise or other resolution of a litigation, arbitration or other dispute) and (d) other than as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no other Person has contested any right, title or interest of the Company or any of its Subsidiaries in, or relating to, any Intellectual Property owned by the Company or any Subsidiary. As of the date hereof and the Closing Date, (x) there are no pending (or, to the knowledge of the Company, threatened in writing) Proceedings affecting the Company or any of its Subsidiaries with respect to its Intellectual Property, (y) there is no judgment or order regarding any such claim described in subsection (x) that has been rendered by any competent Governmental Authority with respect to any of the Company’s or its Subsidiaries’ Intellectual Property, and (z) there is no settlement agreement or similar agreement that has been entered into by the Company or any of its Subsidiaries with respect to any such infringement of any Intellectual Property owned by any other Person or that would limit or cancel the validity of the Company’s or any of its Subsidiaries’ rights in any Intellectual Property owned by the Company or a Subsidiary, in each case of (x)-(z) other than as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(k)Taxes. All U.S. federal, state and local income and franchise and other Tax returns required to be filed by the Company and each Guarantor have been timely filed (taking into account applicable extensions) with the appropriate Governmental Authorities, and all Taxes, whether or not reflected therein, have been timely paid (taking into account applicable extensions), except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the Company or the Guarantor (as applicable) in accordance with GAAP or to the extent that failure to file such Tax returns or pay such Taxes would not result in a Material Adverse Effect.
(l)Compliance with Laws. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each of the Guarantors is in compliance with all Applicable Laws (including applicable Health Care Laws) and Authorizations.
(m)SEC Documents. The Company has filed, through the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or successor thereto) (“EDGAR”), all of the SEC Documents within the time frames prescribed by the Commission for the filing of such SEC Documents such that each filing was timely filed with the Commission. As of their respective dates, each of the SEC Documents filed on or prior to the date hereof complied, and as of the date of its filing with the Commission, the Q3 2023 10-Q will comply, in all material respects with the requirements of the Securities Act and/or the Exchange Act (as applicable) and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. Since the filing of the SEC Documents, no event has occurred that would require an amendment or supplement to any of the SEC Documents and as to which such an amendment or a supplement has not been filed and made publicly available on EDGAR on or prior to the date this representation is made. The Company has not received any written comments from the Commission staff that have not been resolved to the satisfaction of the Commission staff.
(n)Financial Statements; Financial Condition. As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents complied, and as of the date thereof the consolidated financial statements of the Company and its Subsidiaries included in the Q3 2023 10-Q will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission (including Regulation S-X) with respect thereto. Such financial statements (including the financial statements to be included in the Q3 2023 10-Q) have been prepared in accordance with GAAP (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments and absence of certain footnote disclosures), and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders equity for the periods specified. There are no material off-balance sheet arrangements or any relationships with unconsolidated entities or other Persons that (a) may have a material current or, to the Company’s or any of its Subsidiaries’ knowledge, future effect on the Company’s or any of its Subsidiaries’ financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses or (b) that are required to be disclosed by the Company in the SEC Documents that have not been so disclosed in the SEC Documents (or in the case of the Q3 2023 10-Q, that are required to be disclosed by the Company in a quarterly report on Form 10-Q for the quarter ended September 30, 2023, that are not disclosed in the Q3 2023 10-Q). The accounting firm that expressed its opinion with respect to the consolidated financial statements included in the Company’s most recently filed annual report on Form 10-K, and reviewed the consolidated financial statements included in the Company’s most recently filed quarterly report on Form 10-Q, was independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the Commission and as required by the applicable rules and guidance of the Public Company Accounting Oversight Board (United States), and such firm was otherwise qualified to render such opinion under Applicable Law and the rules and regulations of the Commission. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and such accounting firm. Neither the Company nor any of its Subsidiaries is required to file or will be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound that has not been previously filed or that will not be filed with the Q3 2023 10-Q as an exhibit (including by way of incorporation by reference) to the Company’s reports filed with the Commission under the Exchange Act. Set forth on Section 6(n) of the Disclosure Schedule is a list of all of the Company’s outstanding Indebtedness as of the date hereof. Other than (i) the outstanding Indebtedness set forth on Section 6(n) of the Disclosure Schedule, (ii) the liabilities assumed or created pursuant to this Agreement and the other Transaction Documents, (iii) liabilities accrued for in the latest balance sheet to be included in the Company’s Q3 2023 10-Q (the date of such balance sheet, the “Latest Balance Sheet Date”) and (iv) liabilities incurred in the ordinary course of business consistent with past practice since the Latest Balance Sheet Date, the Company and its Subsidiaries do not have any off balance sheet obligations or other contingent obligations. Since the Latest Balance Sheet Date, (i) there has been no Material Adverse Effect or any event or circumstance that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries has sold any material assets, or entered into any material transactions, outside of the ordinary course of business, and (iii) the Company has not declared, paid or made any dividends or other distributions to holders of its Stock.
(o)Accounting Controls. The Company and its Subsidiaries maintain a system of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability; (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its Subsidiaries have (i) timely filed and made publicly available on EDGAR all certifications, statements and documents required by (1) Rule 13a-14 or Rule 15d-14 under the Exchange Act. The Company and its Subsidiaries maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that the information required to be disclosed by the Company and its Subsidiaries in the reports that they file with or submit to the Commission (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (ii) is accumulated and communicated to the Company’s (and, to the extent applicable, its Subsidiaries’) management, including its or their principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. Such disclosure controls and procedures are effective and timely in alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required to be filed under the Exchange Act. The Company's internal control over financial reporting required by Rule 13a-15 or Rule 15d-15 under the Exchange Act as of December 31, 2022 was effective and did not contain any material weaknesses, and there has not been any change in the Company’s internal controls that has materially affected, or is reasonably likely to have a material effect, on the Company’s internal controls.
(p)Subsidiaries. (a) Each of the Subsidiaries of the Company is set forth in Section 6(p)(a) of the Disclosure Schedule (with such Section 6(p)(a) of the Disclosure Schedule also identifying each of the Immaterial Subsidiaries and Excluded Subsidiaries), (b) the Stock of the Company and each of its Subsidiaries is duly authorized, validly issued, fully paid and non-assessable (to the extent applicable thereto), (c) none of the Stock of the Company or any of its Subsidiaries constitutes Margin Stock, (d) the SEC Documents correctly set forth the ownership interest of each of the Company’s Subsidiaries in each of the Subsidiaries identified therein, (e) each of the Foreign Subsidiaries is an Immaterial Subsidiary and (f) no Subsidiary designated as an Immaterial Subsidiary owns, holds or exclusively licenses any Material IP. All outstanding Stock of each Subsidiary of the Company is owned beneficially and of record by the Company or a Subsidiary of the Company, free and clear of all Liens other than (i) those held by the Investors and (ii) Permitted Liens. All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no pre-emptive rights, rights to purchase, options, warrants or other similar rights, or other understandings to which the Company or any of its Subsidiaries is a party with respect to (including any restriction on) the issuance, voting, disposition or pledge of any Stock of any such Person.
(q)Shares of Stock. All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries are duly authorized and duly and validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state and foreign securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing. Upon the issuance in accordance with the terms of the Transaction Documents (including the New Notes and the Warrants), the holders of the New Notes and the Warrants will be entitled to the rights set forth in the New Notes and the Warrants, respectively. The Warrant Shares issuable upon exercise of, or otherwise pursuant to, the Warrants have been duly authorized and, when issued upon exercise of, or otherwise pursuant to, the Warrants, will be duly and validly issued, fully paid and non-assessable and free from all taxes and Liens with respect to the issue thereof, with the holders thereof being entitled to all rights accorded to a holder of Common Stock, and will not be issued in violation of, or subject to, any preemptive or similar rights of any Person. All of the shares of Stock of the Company that are authorized, issued and outstanding and reserved for issuance are set forth in Section 6(q) of the Disclosure Schedule (provided the outstanding shares of Common Stock are as of the date hereof, with any changes thereafter and prior to the date this representation is made relating solely to warrants outstanding prior to the date hereof and/or awards under equity incentive plans adopted by the Board of Directors and either approved by the Company’s stockholders or subject to an exception to the stockholder approval requirements pursuant to The Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5635(c)(4)). The Company has reserved from its authorized but unissued shares of Common Stock, solely for the purpose of exercise of the Warrants, a number of shares of Common Stock that reflects the full amount of Warrant Shares issuable upon the exercise of the Warrants, without regard to any limitation or restriction on the exercise thereof. Except as disclosed in Section 6(q) of the Disclosure Schedule, there are no (a) Stock options or other Stock incentive plans, employee Stock purchase plans or other plans, programs or arrangements of the Company or any of its Subsidiaries under which Stock options, Stock or other Stock-based or Stock-linked awards are issued or issuable to officers, directors, employees, consultants or other Persons, (b) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, any Stock of the

Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional Stock of the Company or any of its Subsidiaries, or options, warrants or scrip for rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of Stock of the Company or any of its Subsidiaries, (c) agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their Stock or other securities under the Securities Act (except the Registration Rights Agreement), (d) outstanding Stock or other securities or instruments of the Company or any of its Subsidiaries that contain any redemption (mandatory or otherwise) or similar provisions, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (e) Stock or other securities or instruments containing anti-dilution or similar provisions that may be triggered by the issuance of securities of the Company or any of its Subsidiaries or (f) stock appreciation rights or “phantom stock” plans or agreements or any similar plans or agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is otherwise subject or bound. There are no (i) stockholders’ agreements, voting agreements or similar agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is otherwise subject or bound, (ii) preemptive rights or any other similar rights to which any Stock of the Company or any of its Subsidiaries is subject or (iii) any material restrictions upon the voting or transfer of any Stock of the Company or any of its Subsidiaries (other than restrictions on transfer imposed by U.S. federal and state securities laws). The Company has received all required consents of its equity holders, warrant holders and other security holders to waive any applicable anti-dilution provision or other adjustment of any other class or series of Stock of the Company and of any outstanding warrants or securities convertible into Common Stock, if any, that would otherwise be triggered by reason of the issuance of the New Notes, the Warrants or the Warrant Shares. The issuance and delivery of the New Notes and the Warrants does not and, assuming full exercise of the Warrants, the exercise of the Warrants will not: (A) require approval from any Governmental Authority; (B) obligate the Company to offer to issue, or issue, shares of Common Stock or other securities to any Person (other than the Investors); and (C) result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under, and will not result in any other adjustments (automatic or otherwise) under, any securities of the Company. The Company has filed with the Commission correct and complete copies of the Company’s Organizational Documents and any amendments, restatements, supplements or modifications thereto, and all other documents, agreements and instruments containing the terms of all Stock and other securities of the Company, including Stock convertible into, or exercisable or exchangeable for, Common Stock or other Stock of the Company or any of its Subsidiaries, and the material rights of the holders thereof in respect thereto.
(r)Health Care Matters; Regulatory Studies.
(i)Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is in violation of any applicable Health Care Laws.
(ii)Neither the Company nor any of its Subsidiaries, nor to Company’s knowledge, any manager, director, officer, employee or independent contractor thereof in their capacity as such or otherwise relating to the Company or any of its Subsidiaries: (i) is a party to a corporate integrity agreement, deferred prosecution agreement or other compliance agreement with the Office of Inspector General or other Governmental Authority; (ii) is excluded, debarred, terminated or suspended from participation in any Government Program; (iii) is or has been convicted of any criminal offenses relating to the delivery of an item or service under any Government Program or other payor, fraud, theft, embezzlement, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a healthcare item or service; and no such agreement or action is pending or threatened; or (iv) is a defendant in any unsealed qui tam, False Claims Act or similar action.
(iii)The analytical and clinical validation studies conducted by or on behalf of or sponsored by the Company or its Subsidiaries, or in which the Company or its Subsidiaries have participated, that are described in the SEC Documents or the results of which are referred to in the SEC Documents, as applicable, and are intended to be submitted to Regulatory Authorities (as defined below) as a basis for product approval or clearance, were and, if still pending, are being conducted by the Company or, to the knowledge of the Company on behalf of the Company, in all material respects in accordance with the applicable trial protocols and all applicable statutes, rules and regulations of the United States Food and Drug Administration and comparable drug regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”), including, without limitation, applicable parts of 21 C.F.R. Parts 50, 54, 56, 58, and 312. The descriptions in the SEC Documents of the results of such analytical and clinical validation studies are accurate and complete in all material respects and fairly present the data derived from such studies. The Company has no knowledge of any other clinical or analytical validation studies the results of which reasonably call into question the results described or referred to in the SEC Documents. The Company and its subsidiaries have operated and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notices, correspondence or other written communication from the Regulatory Authorities or any other governmental agency requiring or threatening the premature termination or suspension of any clinical or analytical validation studies that are described in the SEC Documents or the results of which are referred to in the SEC Documents, and, to the Company’s knowledge, there are no reasonable grounds for the same.
(s)Material Agreements. Except as otherwise disclosed in Section 6(s) of the Disclosure Schedules, the SEC Documents include true and correct disclosure, in all material respects, of all contracts, agreements, leases instruments and commitments to which the Company and each of its Subsidiaries are a party or by which they are bound, that involve any of the following (collectively, the “Material Agreements”): (a) the termination or breach of which would reasonably be expected to have a Material Adverse Effect; (b) the transfer or license of any Material IP to or from the Company or any of its Subsidiaries (other than normal non-exclusive and use customer licenses entered into with customers of the Company or any of its Subsidiaries in the ordinary course and licenses to the Company or any of its Subsidiaries for off-the-shelf software that is available on standard terms); or (c) the material restriction of or otherwise materially and adversely affecting the Company’s or any of its Subsidiaries’ right to develop, manufacture, assemble, distribute, market, sell or otherwise exploit its products or services (whether by territorial restriction or otherwise) or that prohibit the Company or any of its Subsidiaries from freely engaging in its business in any material respect. Neither the Company nor any of its Subsidiaries is in breach or default under any Material Agreement in a material respect, and, to the knowledge of the Company, no other party to a Material Agreement is in default or breach thereunder.
(t)Environmental Matters. Except where any failures to comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each of the Company and its Subsidiaries (a) is and for the past three (3) years have been in compliance with all applicable Environmental Laws, including obtaining and maintaining all Authorizations and permits required by any applicable Environmental Law, (b) is not party to, and no Real Estate currently (or to the knowledge of the Company, previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any contractual obligation or any pending or, to the knowledge of the Company, threatened, Proceeding, audit, Lien, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Law, (c) has not caused or suffered to occur a release of hazardous materials at, to or from any Real Estate, (d) does not currently (and, to the knowledge of the Company, did not at any time previously) own, lease, sublease, operate or otherwise occupy no Real Estate that is contaminated by any Hazardous Materials and (e) is not, and has not been, engaged in, and has not permitted any current or former tenant to engage in, operations in violation of any Environmental Law and knows of no facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act or other Environmental Laws.
(u)Investment Company Act. None of the Company, any Person controlling the Company or any Subsidiary of the Company is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act, or otherwise registered or required to be registered under, or subject to restrictions imposed, by the Investment Company Act.
(v)Insurance. The Company and its Subsidiaries have insurance coverage from insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries has (i) received any notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, (ii) been refused any insurance coverage sought or applied for or (iii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(w)Labor Relations; no Labor Disputes. (a) There is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of the Company or any Subsidiary of the Company, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of the Company or any Subsidiary of the Company, and (c) to the knowledge of the Company, no such representative has sought certification or recognition with respect to any employee of the Company or any Subsidiary of the Company. There are no strikes, picketing, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of the Company, threatened) against or involving the Company or any Subsidiary of the Company, and the Company is not aware of any existing, threatened or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers or contractors, in each case, that would reasonably be expected to have a Material Adverse Effect.
(x)Disclosure. None of the SEC Documents nor the Q3 2023 10-Q, as of the date of such filings, contained or will contain, as applicable, any untrue statement of a material fact or omitted or will omit, as applicable, any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. None of the representations or warranties contained in any Transaction Document or any other document or information furnished by or on behalf of the Company or any of its Subsidiaries in connection with any Transaction Document and the Transactions, when taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projected financial information is not to be viewed as facts, and that no assurances can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material).
(y)No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director, officer or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent or controlled affiliate of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(z)Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(aa)No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or controlled affiliate of the Company or any of its Subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions of Ukraine, Burma/Myanmar, Cuba, Iran, North Korea, Sudan (each, a “Sanctioned Country”). For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(bb)    Securities Law and Principal Market Matters.
(i)The Company and its Subsidiaries are in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.
(ii)Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer or employee, of the Company or any of its Subsidiaries, has received or otherwise obtained any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or its internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws or breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company’s or any of its Subsidiaries’ board of directors (or equivalent governing body) or any committee thereof or to any director (or equivalent person) or officer of the Company or any of its Subsidiaries. There have been no internal or Commission investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, the principal financial officer or the principal accounting officer (in each case, or officer holding such equivalent position) of the Company or any of its Subsidiaries, the Company’s or any of its Subsidiaries’ board of directors (or equivalent governing body) or any committee thereof.
(iii)The Company is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and is not an issuer of a type identified in, or subject to, Rule 144(i)(1) under the Securities Act. The Company is eligible to register the Warrant Shares for resale by the holders thereof on a registration statement on Form S-3 under the Securities Act. The Commission has never issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.
(iv)Assuming the accuracy of the representations and warranties of each of the Investors in this Agreement, the offer, sale or exchange, as applicable, and issuance by the Company of the Securities is exempt from registration under the Securities Act (pursuant to Section 4(a)(2) thereof and/or Rule 506 of Regulation D thereunder), any prospectus delivery requirements under the Securities Act and registration or qualification under any applicable state securities laws.
(v)The Company acknowledges and agrees that (A) the New Notes and Warrants will be freely tradeable by each Investor without any restriction, limitation or current public information requirement pursuant to Rule 144 under the Securities Act, and (B) no New Notes or Warrants shall bear any legend, or be subject to any stop transfer or similar instructions, restricting the sale or transferability thereof or be represented by certificates assigned a restricted CUSIP number.
(vi)Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer, sale or exchange, or issuance of the Securities.
(vii)Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made, or will make, any offers or sales of any Stock or other securities, or solicited or will solicit any offers to buy any Stock or other securities, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with any other offerings by the Company for purposes of any applicable stockholder approval provisions of the Principal Market or any other authority.
(viii)The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and neither the Company nor any of its Subsidiaries has taken any action designed to terminate, or that is likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act; nor has the Company or any of its Subsidiaries received any notification that the Commission is contemplating terminating such registration.
(ix)The Company has not, or, to the knowledge of the Company, any of its respective officers, directors or Affiliates and anyone acting on any such Person’s behalf has not, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of the Common Stock of any other security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
(x)Neither the Company nor any of its Subsidiaries is in violation of any of the rules, regulations or requirements of the Principal Market, and, to the knowledge of the Company and its Subsidiaries, there are no facts or circumstances that would reasonably lead to delisting or suspension or termination of trading of the Common Stock on the Principal Market. Since June 21, 2013, (i) the Common Stock has approved for listing or designated for quotation, as applicable, on the Principal Market, (ii) trading in the Common Stock has not been suspended by the Commission or the Principal Market, and (iii) neither the Company nor any of its Subsidiaries has received any communication, written or oral, from the Commission or the Principal Market regarding the suspension or termination of trading of the Common Stock on the Principal Market. The Transactions, and any other transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of the Warrant Shares under the Warrants, do not contravene, or require stockholder approval pursuant to, the rules and regulations of the Principal Market. The Company shall have received no objections from the Principal Market regarding the listing of the Warrant Shares on the Principal Market.
(xi)The Common Stock is, and the New Notes will be, prior to the Closing Date, eligible for clearing through the DTC, through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the Securities. The New Notes Trustee and the Transfer Agent are participants in, and the New Notes and Common Stock are eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not at any time been, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of Common Stock through DTC.
(xii)Following the filing of the Announcing Form 8-K, no event, liability, development or circumstance shall then have occurred or existed, or shall then be contemplated to occur, with respect to the Company or any of its Subsidiaries, or any of its or their business, properties, prospects, operations or financial condition, (i) that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the Commission relating to an issuance and sale by the Company of Common Stock or other securities or (ii) that, under applicable securities laws, is required to have been, or be, publicly disclosed by the Company (on Commission Form 8-K otherwise) prior to, on or within four (4) Business Days after the date this representation is made, and, in either case, that shall not have been publicly disclosed by the Company at least one (1) Business Day prior to the date this representation is made. Other than information with respect to the Transactions and any other information to be publicly disclosed by the Company in the Announcing Form 8-K, none of the Company nor any of its officers, directors (or equivalent persons), Affiliates, attorneys, agents or representatives or other Persons acting on their behalf has provided or made available to any Investor or its Affiliates, attorneys, agents or representatives with any information that constitutes or would be deemed to constitute MNPI (as defined below).
(cc)    Trust Indenture Act. Assuming the accuracy of the representations and warranties of each of the Investors contained herein, it is not necessary to qualify the New Notes Indenture under the Trust Indenture Act of 1939, as amended, in connection with the Transactions.
(dd)    Application of Takeover Provisions; Rights Agreement. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Company’s Organizational Documents or the laws of the State of Delaware that is or will become applicable to any of the Investors as a result of the issuance of the Securities and the Investors’ ownership of the Securities. The Company has not adopted a stockholders rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of the Company’s common stock or a change in control of the Company.
(ee)    Brokers Fees. Other than any fees to be paid to J. Wood Capital Advisors LLC and Perella Weinberg Partners L.P. as financial advisors to the Company (the “Financial Advisors”), there are no fees, costs, expenses and commissions of any placement agent, broker or financial adviser relating to or arising out of the transactions contemplated by the Transaction Documents that will be payable by the Company or any of its Affiliates with respect to the Transactions. The Company and the Guarantors will pay, and hold each of the Investors harmless against, any liability, loss or expense (including attorneys’ fees, costs and expenses) arising in connection with any claim for any such payment contemplated herein that may be due in connection with the Transactions.
(ff)    Status as Senior Indebtedness. The New Notes and Guarantees constitute senior secured first-priority Indebtedness of the Company and the Guarantors and are senior in right and priority of payment to all other Indebtedness (actual or contingent) of the Company and each Guarantor except as otherwise required by Applicable Law, and except as otherwise permitted under the New Notes Indenture no Obligations arising hereunder or under any Transaction Documents are expressly subordinated to any other Indebtedness.
(gg)    Cybersecurity; Data Protection. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) maintained or processed by or on their behalf in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable data protection laws or statutes, including the European Union General Data Protection Regulation, the California Consumer Privacy Act and any other applicable U.S. state and federal or international laws and regulations regulating Personal Data, and with all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and internal policies and contractual obligations of the Company and its subsidiaries, relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where such failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(hh)    Approvals; Voting Requirements; DGCL 203.
(i)The Board of Directors has (A) declared that the Transactions are advisable and in the best interests of the Company, and (B) approved resolutions authorizing the entry into, and performance under, the Transaction Documents and the consummation of the Transactions and the other transactions contemplated thereby.
(ii)There is no vote of the Company’s stockholders required in connection with the Transaction Documents and the Transactions, including, as applicable and for the avoidance of doubt, the issuance of the New Securities, under the Organizational Documents of the Company, the Delaware General Corporation Law, as amended (“DGCL”), and the rules and regulations of the Principal Market or otherwise.
(iii)The action taken by the Board constitutes approval of the Transactions (a) as transactions which may result in one or more of the Investors becoming an “interested stockholder” under the provisions of Section 203(a)(1) of the DGCL and (b) for purpose of Revised Code of Washington Section 23B.19.040, and such approval has not been amended, rescinded or modified. No other state takeover, anti-takeover, moratorium, fair price, interested stockholder, business combination or similar statute or rule is applicable to the Transactions.
(ii)    Major events. No merger, consolidation, sale of all or substantially all of the assets or business, liquidation or dissolution of the Company or the Guarantors, or a stock split, stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character resulting in a change of the number of outstanding shares of Common Stock has occurred, and the Company and the Guarantors have not taken, or otherwise agreed to take, any actions that would reasonably be executed to result in any of the foregoing events.
7.Representations and Warranties of the Investors. Each of the Investors, separately and not jointly, hereby represents and warrants:
(a)Organization and Authority. Such Investor is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite corporate (or other applicable entity) power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms hereof.
(b)Ownership of Exchanged Old Notes. Such Investor is the beneficial owner of (or otherwise has sole discretionary management authority with respect to) its Exchanged Old Notes. Upon delivery to the Company by such Investor of its Exchanged Old Notes, and upon such Investor’s receipt of its New Securities, as consideration in respect thereof as set forth herein, pursuant to this Agreement, good and valid title to the Exchanged Old Notes delivered by such Investor will pass to the Company, free and clear of any Liens imposed upon such Investor or its assets or as a result of any action taken thereby.
(c)Non-Contravention. The execution and delivery of this Agreement by such Investor and the performance by such Investor of its obligations hereunder will not violate (1) any law, rule or regulation to which such Investor is subject or (2) the charter or bylaws (or equivalent organizational documents) of such Investor, except, in the case of clause (1), violations as would not reasonably be expected to materially and adversely affect such Investor’s ability to perform its obligations under the Transaction Documents or consummate the Transactions on a timely basis.

(d)Acquisition for Own Account. Such Investor is acquiring the Securities for its own account, as principal, and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from, the registration requirements of the Securities Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Securities at any time pursuant to an effective registration statement under, or an exemption from the registration requirements of, the Securities Act.
(e)Investor Status. Such Investor is (i) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, (ii) a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act) and (iii) an “Institutional Account” as defined in FINRA Rule 4512(c), and has such knowledge and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment in the Securities. Such Investor understands and accepts that acquiring the New Securities in the Transactions involves risks, including those described in the SEC Documents. Such Investor is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Securities, is experienced in investing in capital markets and is able to bear the economic risk associated with an investment in the Securities. Each Investor agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Transactions.
(f)Exemptions. Such Investor understands that the Securities are being offered and sold, or delivered in exchange for Old Notes, as applicable, to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions.
(g)Diligence. Such Investor and its advisors, if any, have been furnished with and carefully reviewed all materials relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the offer and sale of the Securities that have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of an investment in the Securities. None of any such inquiries, any other due diligence investigations conducted by any such Investor or its advisors or its representatives, if any, nor the making by such Investor of representations and warranties pursuant to this Section 7 shall modify, amend or otherwise affect such Investor’s right to rely on the representations, warranties, covenants and agreements of the Company and its Subsidiaries contained in Section 6 and elsewhere in this Agreement and the other Transaction Documents.
(h)No Recommendation or Endorsement. Such Investor understands that no United States federal or state agency or any other government or Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(i)Accounts. If such Investor is exchanging any Old Notes or acquiring any of the New Notes or Warrants as a fiduciary or agent for one or more accounts, it represents that it has (A) the requisite investment discretion with respect to each such account necessary to effect the Transactions, (B) full power to make the foregoing representations, warranties and covenants on behalf of such account; and (C) contractual authority with respect to each such account.
(j)Jurisdiction. Such Investor is a resident of the state set forth on Exhibit A-3 hereto.
(k)Without limiting the right of such Investor to rely on or enforce the representations, warranties, covenants and agreements of the Company and/or each Guarantor in any Transaction Document, such Investor confirms that it is not relying on any communication (i) (written or oral) of the Company, the Financial Advisors or any of their respective agents or affiliates as investment advice or as a recommendation to participate in the Transactions and receive the New Securities pursuant to the terms hereof. It is understood that none of the Company, the Financial Advisors or any of their respective agents or affiliates is acting or has acted as an advisor to such Investor in deciding whether to participate in the Transactions.
(l)Without limiting the right of such Investor to rely on or enforce the representations, warranties, covenants and agreements of the Company and/or each Guarantor in any Transaction Document, such Investor confirms that none of the Financial Advisors has given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of the Transactions. Without limiting the right of such Investor to rely on or enforce the representations, warranties, covenants and agreements of the Company and/or each Guarantor in any Transaction Document, in deciding to participate in the Transactions, such Investor has made its own independent decision that participation in the Transactions (as applicable) is suitable and appropriate for such Investor.
(m)Such Investor is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.
(n)None of the Investors or any of their respective “affiliates” or “associates” has been an “interested stockholder” (in each case as defined in Section 203 of the DGCL) of the Company, in each case during the three years prior to the date hereof.
(o)Such Investor hereby confirms that its Exchanged Old Notes were either (i) acquired more than one year prior to the Closing Date or (ii) acquired from a noteholder who such Investor had no reason to believe was, at the time of such sale or the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.
(p)Such Investor hereby acknowledges that the Financial Advisors do not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Transaction Documents.
(q)Such Investor acknowledges that the terms of the Transactions have been mutually negotiated between such Investor and the Company. Such Investor was given a meaningful opportunity to negotiate the terms of the Transactions.
(r)Such Investor acknowledges the Company intends to pay an advisory fee to the Financial Advisors in respect of the Transactions.
(s)Such Investor acknowledges that it had a sufficient amount of time to consider whether to participate in the Transactions and that neither the Company nor the Financial Advisors has placed any pressure on such Investor to respond to the opportunity to participate in the Transactions. Such Investor acknowledges that it did not become aware of any aspect of the Transactions through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.
(t)Such Investor understands that the Financial Advisors will rely upon the truth and accuracy of the foregoing representations and warranties and agrees that if any of the representations and warranties deemed to have been made by it are no longer accurate, such Investor shall promptly notify the Financial Advisors prior to the Closing Date.
8.Agreements of the Company. The Company agrees with the Investors that:
(a)Reservation of Shares. From and after the date hereof, the Company shall at all times reserve and keep available (free of preemptive or similar rights) from its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise in full of the Warrants (without giving effect to the Beneficial Ownership Limitation (as defined in the Warrants) or any other restriction or limitation on exercise contained in the Warrants); and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise in full of the Warrants (without giving effect to the Beneficial Ownership Limitation or any other restriction or limitation on exercise contained in the Warrants), the Company will use reasonable best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to at least such number of shares as shall be sufficient for such purpose.
(b)Certain Stockholders’ Rights Plans. At any time that any Securities remain outstanding, the Company shall not adopt any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that is applicable to Securities held by any of the Investors unless the Company has excluded such Investors from the definition of “acquiring person” (or such similar term) as such term is defined in such anti-takeover agreement to the extent of such Investor’s beneficial ownership of the Securities owned as of the date any such agreement or plan is adopted by the Company.
(c)Securities Law Filings. If the Company concludes it is required, the Company, with the prior written consent of the Financial Advisors, shall timely file a Form D with respect to the offering of the

Securities as required by Rule 503 under the Securities Act. The Company shall make all filings, if any, under applicable securities or “Blue Sky” laws of the states of the United States as the Company concludes are necessary in connection with the issuance of the Securities.
(d)Reporting. From the Closing Date until the later of (i) the first anniversary of the Closing Date and (ii) the first date on which no Warrants remain outstanding (the “Warrant Reporting Period”), the Company shall timely (giving effect to any grace period provided by Rule 12b-25 (or any successor rule) under the Exchange Act) file all SEC Documents required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate the registration of the Common Stock under the Exchange Act or otherwise terminate its status as an issuer required to file reports under the Exchange Act, even if the securities laws would otherwise permit any such termination. Notwithstanding the foregoing, nothing contained in this Section 8(d) shall restrict the Company’s ability to terminate the registration of the Common Stock under the Exchange Act or otherwise terminate its status as an issuer required to file reports under the Exchange Act upon the occurrence of a Successor Major Transaction (as such term is defined in the Warrants), provided that all requirements of the Warrants and, as applicable, the Indenture with respect to such Successor Major Transaction have been satisfied. None of such SEC Documents, when filed or furnished, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All financial statements included in any such SEC Documents shall fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods presented and shall have been prepared on a going concern basis in accordance with GAAP, consistently applied (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments that are not material individually or in the aggregate and lack of footnote disclosures).
(e)Listing. The Company will have submitted on or prior to the Closing Date a listing of additional shares application to the Nasdaq for the listing of the Warrant Shares on the Principal Market. The Company shall take all actions necessary to cause the Common Stock to remain listed on the Principal Market during the Warrant Reporting Period unless the Common Stock is, upon delisting from the Principal Market, immediately relisted on another Eligible Market (whereupon such other Eligible Market shall be deemed the Principal Market for purposes of this Exchange Agreement). The Company shall pay all fees, costs and expenses in connection with satisfying its obligations under this Section 8(e). At all times during the Warrant Reporting Period, (a) the Common Stock shall be eligible for clearing through DTC, through its Deposit/Withdrawal At Custodian (DWAC) system; (b) the Company shall be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock; (c) the transfer agent for the Common Stock shall be a participant in, and the Common Stock shall be eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and (d) the Company shall use its commercially reasonable efforts to cause the Common Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC, and, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, the Company shall use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time. Notwithstanding the foregoing, nothing contained in this Section 8(e) shall restrict the Company’s ability to enter into agreements providing for and consummate any Successor Major Transaction, provided that all requirements of the Warrants and, as applicable, the Indenture with respect to such Successor Major Transaction have been satisfied.
(f)Disclosure; No MNPI.
(i)At or prior to 5:30 p.m. (New York City time) on the date of this Agreement, the Company shall file with the Commission a Form 8-K describing the material terms of the Transaction Documents and the Transactions, disclosing any other MNPI (as defined below) provided or made available by the Company or any of its officers, directors, employees, Affiliates, agent or representatives to any Investor (or its agents or representatives) on or prior to the date of this Agreement and including as exhibits to such Form 8-K this Agreement, the New Notes Indenture, the form of Warrant, the Registration Rights Agreement and the Company’s earnings release for its third quarter of fiscal 2023 (such Form 8-K, the “Announcing Form 8-K”). Notwithstanding the foregoing, the Company shall not (and the Company shall not permit any of its Affiliates to) issue any press releases or any other public statements with respect to the transactions contemplated by any Transaction Document disclosing the name of any Investor or any of its Affiliates without such Investors’ prior consent; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith (which, for the avoidance of doubt, shall include filing signature pages and any other portions of the Transaction Documents filed as exhibits to the Announcing Form 8-K) and (ii) as is required by Applicable Laws (provided that each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(ii)No later than 5:30 p.m. (New York City time) on November 9, 2023, the Company shall file with the Commission the Q3 2023 10-Q.
(iii)No later than 5:30 p.m. (New York City time) on the date of any termination of this Agreement pursuant to Section 14, the Company shall file with the Commission a Form 8-K disclosing such termination of this Agreement.
(iv)Upon the filing of the Announcing Form 8-K, the Company and its Subsidiaries shall have disclosed all material, non-public information (if any) regarding the Company and its Subsidiaries, their securities, any of their Affiliates or any other Person (“MNPI”) provided or made available to any Investor or any of their Affiliates, attorneys, agents or representatives by the Company or any of its Subsidiaries or any of its employees, officers, directors (or equivalent persons), attorneys, agents or representatives on or prior to the Closing Date. The Company and its Subsidiaries shall not, and shall cause each of their employees, officers, directors (or equivalent persons), Affiliates, attorneys, agents and representatives to not, provide any Investor or any of its Affiliates, attorneys, agents or representatives with any MNPI from and after the filing of the Announcing Form 8-K with the Commission without the express prior written consent of such Investor.
(v)Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to any Investor or any of its Affiliates (including any notice or communication delivered to the Trustee for delivery to the Holders), attorneys, agents or representatives (including its prime broker) contains MNPI, the Company shall, prior to the delivery of such notice or communication, (i) so indicate to such Investor, and such indication (a “Pre-Disclosure Indication”) shall provide such Investor the means to refuse to receive such notice or communication, and in the absence of any such indication, such Investors, any other holders of the Securities and their respective Affiliates, agents and representatives shall be allowed to presume that all matters relating to such notice or communication do not constitute MNPI, and (ii) provide such notice or communication to such Investor’s Outside Counsel. If the Company provides a Pre-Disclosure Indication to an Investor and a copy of the applicable notice or communication to such Investor’s Outside Counsel in accordance with the immediately preceding sentence and such Investor does not refuse receipt of the notice or communication to which such Pre-Disclosure Indication relates within five (5) Business Days thereafter, the Company may proceed to deliver the full content of such notice or communication to the Investor. Notwithstanding anything set forth herein, if the notice or communication is required to be provided by the Company by a specific date or time under any Transaction Document, such notice or communication will be deemed to have been delivered to an Investor on the date of the Pre-Disclosure Indication to such Investor, provided that the Company contemporaneously provides the notice or communication to such Investor's Outside Counsel. Upon receipt or delivery by the Company or any Guarantor of any notice in accordance with the terms of the Transaction Documents, unless the Company or such Guarantor has in good faith determined that the matters relating to such notice do not constitute MNPI, the Company or such Guarantor shall contemporaneously (or, in the case of the Company or Guarantor’s receipt of such a notice, within one Business Day after such receipt) publicly disclose such MNPI. For the avoidance of doubt, nothing in this Section 8(f)(v) shall require the Company or any Guarantor to publicly disclose the content of any notice or communication or the fact that the Company or Guarantor sought to provide such notice or communication if such Investor rejects delivery thereof except to the extent such public disclosure is otherwise required by the terms of any of the Transaction Documents (other than this Section 8(f)(v)), Applicable Laws or applicable stock exchange listing standards. In the event of a breach of any of the foregoing covenants by the Company or any Guarantor or any of its Subsidiaries, any of their Affiliates, or any of their respective officers, directors (or equivalent persons), employees, attorneys, agents or representatives, in addition to any other remedies provided in the Transaction Documents or otherwise available at law or in equity, each Investor shall have the right to make a public disclosure in the form of a press release or otherwise, of the applicable MNPI without the prior approval by the Company, any Guarantor, or any of their Subsidiaries, or any of their Affiliates, officers, directors (or equivalent persons), employees, stockholders, attorneys, agents or representatives, and no Investor (nor any of their Affiliates, agents or representatives) shall have any liability to the Company, any Guarantor, or any of their Subsidiaries, any of their Affiliates or any of their respective officers, directors (or equivalent persons), employees, stockholders, attorneys, agents or representatives for any such disclosure.
(vi)Notwithstanding the foregoing, to the extent the Company reasonably and in good faith determines that it is necessary to disclose material non-public information to an Investor for purposes relating to any of the Transaction Documents (a “Necessary Disclosure”), the Company shall inform such Investor’s Outside Counsel of such determination without disclosing the applicable material non-public information, and the Company and such Outside Counsel on behalf of the applicable Investor shall endeavor to agree upon a process for making such Necessary Disclosure to the applicable Investor or its representatives that is mutually acceptable to such Investor and the Company (an “Agreed Disclosure Process”). Thereafter, the Company shall be permitted to make such Necessary Disclosure (only) in accordance with the Agreed Disclosure Process.

(vii)The Company hereby acknowledges and agrees that no Investor (nor any of such Investor’s Affiliates, attorneys, agents or representatives) shall have any duty of trust or confidence (including any obligation under any confidentiality or non-disclosure agreement entered into by such Investor) with respect to, or any contractual obligation not to trade in any securities while aware of, any MNPI (X) provided by, or on behalf of, the Company or any of its Subsidiaries, any of their Affiliates or any of their officers, directors (or equivalent persons), employees, attorneys, agents, advisors or representatives in violation of any of the representations, warranties, covenants, provisions or agreements set forth in this Section 8(f) or in Section 6(bb)(xii) hereof or (Y) otherwise possessed (or continued to be possessed) by any Investor (or any Affiliate, agent or representative thereof) as a result of any breach or violation by the Company or any of its Subsidiaries, any of their Affiliates or any of their officers, directors (or equivalent persons), employees, attorneys, agents or representatives of any representation, warranty, covenant, provision or agreement set forth in this Section 8(f) or in Section 6(bb)(xii) hereof. The Company understands and acknowledges that the Investors, their Affiliates and Persons acting on their behalf will rely on such representations, warranties, covenants, provisions and agreements in effecting transactions in the Securities and other securities of the Company and of other Persons.
(viii)Notwithstanding anything to the contrary contained herein or in any Transaction Document, with respect to each Investor, the provisions of this Section 8(f) shall survive the settlement and consummation of the Transactions, the repayment or other satisfaction of the Obligations, including as a result of an exercise of the Warrants, the termination of the Indenture and thereafter for so long as such Investor holds any Securities.
(g)Issuances of Securities. From the Closing Date until the effective date of the first Registration Statement filed pursuant to the Registration Rights Agreement, except as otherwise provided in the Transaction Documents, the Company shall not (a) in any manner issue or sell any Options or other securities that are convertible into or exchangeable or exercisable for shares of Common Stock at a price that varies or may vary with the market price of the Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then current market price of the Common Stock (other than proportional adjustments as a result of subdivisions or combinations of the Common Stock in the form of stock splits, stock dividends, reverse stock splits, combinations or recapitalizations) or (b) enter into any agreement (including any equity line of credit) whereby the Company may sell securities at a future determined price (other than pursuant to an at-the-market offering program registered under the Securities Act) (any issuance, entry into an agreement or transaction referred to in clause (a) or (b), a “Variable Price Transaction”).
(h)Disclosure. The Company shall, and shall cause each of its Subsidiaries to, ensure that all written information, exhibits and reports furnished to any Investor, when taken as a whole in conjunction with the SEC Documents, do not and will not (or does not, as applicable) contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made, and will promptly disclose to the New Notes Trustee, with a copy to each of the Investors, and correct any defect or error that may be discovered therein or in any Transaction Document or in the execution, acknowledgement or recordation thereof.
(i)Bloomberg Terminal. The Company shall use reasonable best efforts to ensure the New Notes are approved for quotation on the Bloomberg terminal, no later than three Business Days after the Closing Date.
9.Conditions.
(a)The obligations of the Investors described herein shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:
(i)Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date, and the Company and the Guarantors shall have performed all applicable covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
(ii)No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the consummation of the Transactions; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the consummation of the Transactions, including, but not limited to, the issuance of the New Securities pursuant thereto.
(iii)Legal Opinions. Each of the Investors shall have received customary legal opinions from Wilson Sonsini Goodrich & Rosati, Professional Corporation, as counsel to the Company, in form reasonably satisfactory to the Investors (or their counsel).
(iv)Officer’s Certificate. Each of the Investors shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Investors (or their counsel) (i) confirming that such officer has carefully reviewed the Transaction Documents and, to the knowledge of such officer, all representations and warranties made by the Company and the Guarantors and set forth in this Agreement are true and correct as of the Closing Date and (ii) that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.
(v)Secretary’s Certificate. With respect to the New Notes Indenture, each of the Investors shall have received:
1)a certified copy of (i) the certificate of incorporation of the Company, certified as of a recent date by the Secretary of State of Delaware and (ii) the formation document of each Guarantor, certified as of a recent date by the applicable jurisdiction of formation of each Guarantor;
2)a certificate of the Secretary or Assistant Secretary of the Company dated the Closing Date and certifying:
a)that attached thereto are true and complete copies of (i) the by-laws of the Company and (ii) the governing document of each Guarantor, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause b) below;
b)that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company and of each Guarantor authorizing the execution, delivery and performance, as applicable, of the Transaction Documents, the Transactions and the issuance of the Securities, and any other transactions related thereto, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;
c)that each of the certificate of incorporation of the Company and the formation document of each Guarantor has not been amended since the date of the last amendment thereto disclosed pursuant to clause a) above; and
d)as to the incumbency and specimen signature of each officer executing the New Notes Indenture on behalf of the Company and the Guarantors; and
3)a certificate of a director or an executive officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause 2) above.
(vi)Solvency Certificate. Each of the Investors (shall have received a Solvency Certificate from the Company and the Guarantors substantially in the form attached hereto as Exhibit F.
(vii)Good Standing. Each of the Investors shall have received on the date hereof and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Investors may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(viii)Listing. The Company shall have received no objections from the Principal Market regarding the listing of the Warrant Shares on the Principal Market.
(ix)Transaction Documents. The New Notes Indenture, the Registration Rights Agreement, the Security Agreement, and each of the other Transaction Documents shall have been validly entered into by, and be binding upon, all parties thereto (including, but not limited to, the Company, the Guarantors, the

Trustee and the Collateral Agent, as applicable) and shall be in full force and effect, and each of the Investors shall have received evidence reasonably satisfactory to such Investor to such effect.
(x)DTC. The Securities shall be eligible for clearance and settlement through DTC.
(xi)Lien Searches. Each of the Investors shall have received the results of a recent Lien search in each of the jurisdictions where assets of the Company and the Guarantors are located, the jurisdictions of the chief executive office of each of the Company and each Guarantor, and such search shall reveal no Liens on any of the assets of the Company and the Guarantors or their respective subsidiaries except for Permitted Liens.
(xii)Perfection of Security Interests. The Company and each Guarantor shall have completed, on or prior to the Closing Date, all UCC filings and other actions required in connection with the perfection of security interests in the Collateral as and to the extent contemplated by the New Notes Indenture and the Collateral Documents and to the extent contemplated by the New Notes Indenture and the Collateral Documents; provided that the Company and the Guarantors may deliver, furnish and/or cause to be furnished all of the obligations set forth on Schedule 6 to the Security Agreement within the time periods set forth therein.
(b)The obligation of the Company to deliver the New Securities to be issued by it on the Closing Date to any of the of the Investors shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:
(i)The representations and warranties of such Investor contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date, and such Investor shall have performed all applicable covenants and agreements and satisfied all conditions to be performed or satisfied hereunder at or prior to the Closing Date.
(ii)No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the consummation of the Transactions; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the consummation of the Transactions, including the issuance of the New Securities pursuant thereto.
10.Taxation.
(a)Each Investor shall, in order to establish an exemption to U.S. federal withholding tax, (1) if such Investor is a “United States person” (as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes, provide the Company with its correct taxpayer identification number (“TIN”) on the most recent version of the Internal Revenue Service ( “IRS”) Form W-9 and certify that (i) the TIN provided is correct, (ii) (a) such Investor is exempt from backup withholding, (b) such Investor has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) such Investor has been notified by the IRS that it is no longer subject to backup withholding, and (iii) such Investor is a “United States person” (including a U.S. resident alien), or otherwise establish an adequate basis for exemption, and (2) if such Investor is not a United States person (as defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes, (i) provide the Company with an applicable and properly completed and executed IRS Form W-8 (and all required attachments), attesting to that non-U.S. Investor’s foreign status and certain other information, including information (and attachments) establishing with respect to the Investor (A) an exemption from withholding under Sections 1471 through 1474 of the Code and, (B) taking into account the representations made in paragraph (d), eligibility of the Investor for the “portfolio interest” exemption of Sections 871(h) and 881(c) of the Code and (ii) if the Investor (or any partner, member or beneficial owner with respect to the Investor, as applicable) is a partnership for U.S. federal tax purposes or otherwise not the beneficial owner of the Old Notes, New Notes or Warrants for U.S. federal withholding tax purposes, provide attachments with respect to its partners, members or beneficial owners, as applicable, that satisfy the requirements of the preceding clause (1) or this clause (2) (including this clause (2)(ii)), as applicable (treating each such partner, member or beneficial owner as an “Investor” solely for purposes of the application of such clauses). The parties agree that, provided that each Investor complies with the requirements of this paragraph (a) and taking into account the representations made in paragraph (d), provided that the Company and its agents has no knowledge of the incorrectness of any forms, documentation, certifications, information or representations provided pursuant to paragraph (a) or (d), no Tax shall be deducted or withheld by the Company or its agents with respect to the exchange of Old Notes for New Notes and Warrants pursuant to the Transactions. If an Investor fails to comply with the requirements of this paragraph (a) and/or Tax is required to be deducted or withheld as a result of a change in Applicable Law after the date of this Agreement, the Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as are required to be deducted or withheld under Applicable Law, as determined in good faith by the applicable withholding agent; provided, that, before deducting or withholding any amount, the applicable withholding agent shall consult with the applicable Investor with respect to any such deduction or withholding. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to such Investor to whom such amounts otherwise would have been paid.
(b)Each Investor and the Company acknowledge and agree that the New Notes and the Warrants are part of an “investment unit” within the meaning of Section 1273(c)(2) of the Code. Each Investor and the Company acknowledge and agree that the issue price of such investment unit will be allocated between the New Notes and the Warrants based on their respective fair market values. Each Investor and the Company further agree that (i) each of (A) the fair market value of the Warrants determined for purposes of Section 1273(c)(2)(B) of the Code and Treasury Regulations Section 1.1273-2(h) and (B) the “issue price” and “original issue discount” of the New Notes for U.S. federal, state and local income tax purposes will be determined in good faith by the Company within 90 days after the Closing Date; provided, that the Company shall consult in good faith with the Investors with respect to such determination.
(c)The parties hereto intend that the Exchange Transaction and the related issuance of the New Notes and the Warrants are part of, and pursuant to, a recapitalization described in Section 368(a)(1)(E) of the Code (and any similar provision of state or local law) (the “Intended Tax Treatment”). Notwithstanding the foregoing, the parties acknowledge and agree that the Intended Tax Treatment is not binding on the parties. If a party does not intend to treat the Exchange Transaction and the related issuance of the New Notes and the Warrants consistently with the Intended Tax Treatment, that party agrees to notify the other parties hereto of such intention and, if the notifying party is an Investor, shall consult with the other Investors in good faith with respect to the notifying party’s intended tax treatment. If applicable, the parties intend for this Agreement to constitute a plan of reorganization for purposes of Section 368 of the Code and the Treasury Regulations thereunder.
(d)The Initial Braidwell Investor hereby represents to the Company with respect to all Exchanged Old Notes owned by the Initial Braidwell Investor that:
(i)It is the sole record owner of the Exchanged Old Notes in respect of which it is providing this representation, and it (or its partners, members or beneficial owners) is the beneficial owner of such Exchanged Old Notes;
(ii)Neither it nor any of its partners, members or beneficial owners that is not a United States person (as defined in Section 7701(a)(30) of the Code) is a “bank” within the meaning of Section 881(c)(3)(A) of the Code;
(iii)Either it or, if it is treated as a partnership for U.S. federal income tax purposes, each of its partners, members or beneficial owners that is not a United States person (as defined in Section 7701(a)(30) of the Code) is not a “10-percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code; and
(iv)Neither it nor any of its partners, members or beneficial owners that is not a United States person (as defined in Section 7701(a)(30) of the Code) is a “controlled foreign corporation” (within the meaning of Section 881(c)(3)(C) of the Code) related to the Company (within the meaning of Section 864(d)(4) of the Code).
11.Expenses. The Company agrees to pay or reimburse the Investors for all reasonable costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the other Transaction Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees, disbursements and other charges of legal counsel to the Investors. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees related thereto, and other out-of-pocket expenses incurred by the Investors. All amounts due under this Section 11 shall be paid within five (5) Business Days after invoiced or demand therefor; provided that any amounts invoiced at least two (2) Business Days prior to the Closing Date shall be paid on the Closing Date. The agreements in this Section 11 shall survive the termination of this Agreement.
12.Indemnification. In consideration of each Investor’s execution and delivery of this Agreement and acquiring New Securities thereunder and in addition to all of the Company’s and the Guarantors’ other obligations under the Transaction Documents, the Company and the Guarantors, jointly and severally, shall defend, protect, indemnify and hold harmless each Investor and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages of any kind or nature, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), imposed on, incurred by or asserted or awarded against any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any of the Guarantors in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or any of the Guarantors contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit, or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Guarantor) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) the status of such Investor as an investor in the Company or a Guarantor pursuant to the Transactions or any other transactions contemplated by the Transaction Documents and the transactions contemplated hereby and thereby; in each of the foregoing cases other than Indemnified Liabilities (x) resulting from a claim solely among the Indemnitees, and (y) with respect to an individual Investor, to the extent finally determined by a court of competent jurisdiction to have resulted from (i) the bad faith, gross negligence or willful misconduct of such Indemnitee, or (ii) a material breach by such Investor of its obligations under this Agreement. To the extent that the foregoing undertaking by the Company and the Guarantors may be unenforceable for any reason, the Company and the Guarantors, jointly and severally, shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.
13.Indemnification Procedures. Promptly after receipt by an Indemnitee of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 12, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 12 unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnitee other than the indemnification obligation provided in Section 12. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the Indemnitee in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, retained by the Indemnitee or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnitee. Notwithstanding the indemnifying party’s election to appoint counsel to represent the Indemnitee in an action, the Indemnitee shall have the right to employ one separate counsel (in addition to one local counsel in each applicable jurisdiction, if needed), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnitee and the indemnifying party and the Indemnitee shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnitees that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the Indemnitee in writing to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the Indemnitees, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitees are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnitee from all liability arising out of such claim, action, suit or proceeding and does not include any admission as to fault, culpability or failure to act on the part of any Indemnitee.
14.Termination. In the event that the Transactions shall not have occurred with respect to an Investor on or before November 15, 2023 due to the Company’s or such Investor’s failure to satisfy any of the conditions required to be satisfied by it in Section 9 (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that the Company’s obligations under Sections 8(e) and Section 11 to the other party shall survive any such termination. This Agreement may be terminated in the absolute discretion of each of the Investors and as to such Investor on an individual basis, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the Principal Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the good faith judgment of such Investor, is material and adverse and makes it impracticable or inadvisable to proceed with the Transactions on the terms and in the manner contemplated by this Agreement.
15.Nature of Obligations and Rights of Investors.
(a)The respective obligations of each Investor under this Agreement and the Transaction Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or the other Transaction Documents. The failure or waiver of performance under this Agreement by any Investor or on its own behalf, as applicable, does not excuse performance by any other Investor. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or any of the Transactions or any other transactions contemplated by the Transaction Documents. Except as otherwise provided in the Transaction Documents, each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of the Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The decision of each Investor to acquire the New Securities in connection with the Transactions has been made by such Investor, independently of any other Investor. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the New Securities, or enforcing its rights under this Agreement or any other Transaction Document. The Company acknowledges that each of the Investors has been provided with the same New Notes Indenture (and Warrant provided therein) for the purpose of closing a transaction and not because it was required or requested to do so by any Investor.
(b)The Company acknowledges and agrees that (a) each Investor is acting at arm’s length from each other Investor with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby; (b) no Investor will, by virtue of this Agreement or any of the other Transaction Documents or any transaction contemplated hereby or thereby, be or otherwise is an Affiliate of, or have any agency, tenancy or joint venture relationship with, the Company or any of the Guarantors; (c) no Investor has acted, or is or will be acting, as a financial advisor to, or fiduciary (or in any similar capacity) of, or has any fiduciary or similar duty to, the Company or any of the Guarantors with respect to, or in connection with, this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and the Company and each Guarantor agrees not to assert, and hereby waives, to the fullest extent permitted under Applicable Law, any claim that any Investor has any fiduciary duty to the Company; (d) any advice given by an Investor or any of its representatives or agents in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s performance of its obligations hereunder and thereunder (including, in the case of each of the Investors, its acquisition of the Securities); and (e) the Company’s and the Guarantor’s decisions to enter into the Transaction Documents have been based solely on the independent evaluation by the Company, the Guarantors and their representatives.
(c)The Company acknowledges and agrees that none of the Investors or holders of the Securities has been asked to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, Stock or other securities of the Company, or “derivative” securities or Stock based on Stock or other securities issued by the Company or to hold the Securities for any specified term; and no Investor nor holder of Securities shall be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further acknowledges and agrees that (a) one or more Investors or holders of Securities may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, (b) such hedging and/or trading activities, if any, can reduce the value of the shares of Common Stock or other Stock held by the existing holders of shares of Common Stock or other Stock of the Company, both at and after the time the hedging and/or trading activities are being conducted; (c) any such hedging and/or trading activities shall not constitute a breach of any Transaction Document or affect any of the rights of any Investor or holder of Securities under any Transaction Document; (d) the issuance of the Warrant Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions; and (e) the Obligations, including the Company’s obligation to issue the Warrant Shares upon exercise of the Warrants, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company or any of its Subsidiaries may have against any of the Investors and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

16.Further Assurances. Each of the parties hereto hereby agrees: (i) that it shall use its commercially reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 9 of this Agreement, and (ii) from time to time, as and when reasonably requested by any other party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as may be reasonably necessary or desirable in order to carry out the intent and purposes of this Agreement.
17.Survival Clause. The respective representations, warranties, agreements and other statements of the Company and the Investors set forth in this Agreement shall remain in full force and effect, regardless of delivery of and payment for the New Notes and the Warrants or the exercise of the Warrants and the issuance and delivery of the Warrant Shares, provided that representations and warranties made as of the date hereof, as of the Closing Date, and/or other specific dates shall speak solely as of those date(s). The respective indemnities provided in Section 12 and reimbursement provisions in Section 11 shall also remain in full force and effect following the delivery of the Securities.
18.Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by electronic mail (so long as such transmission does not generate an error message or notice of non-delivery), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All communications hereunder, if sent to any of the Investors, shall be delivered to each Investor in accordance with each Investor’s Investor Information Form, substantially in the form set forth in Exhibit A-3 hereto, as the same may be updated by each Investor from time to time by notice to the Company in accordance with this Section 18 and with a copy to Outside Counsel listed on the signature page hereto; and if sent to the Company, shall be mailed or delivered to the Company at:
NanoString Technologies, Inc.
530 Fairview Avenue North, Seattle, Washington, 98109
Attention: Chief Financial Officer
Email: [***]

With a copy to:
Wilson Sonsini Goodrich & Rosati, Professional Corporation
701 Fifth Avenue, Suite 5100, Seattle, Washington 98104
Attention: Patrick Schultheis and Michael Nordtvedt
Email: [***]; [***]

In addition to any other notice required to be given to any of the Investors hereunder or pursuant to any of the other Transaction Documents, subject to Section 8(e), the Company shall cause any notice required to be delivered to the Trustee under the New Notes Indenture pursuant to Section 4.18 of the New Notes Indenture to each Investor substantially contemporaneously with the delivery thereof to the Trustee.
19.Successors and Third Parties. All of the covenants and provisions of this Agreement by or for the benefit of the any of the Investors or the Company and the Guarantors shall bind and inure to the benefit of their respective successors and permitted assigns. No party hereunder may assign its rights or obligations hereunder without, in the case of any Investor, the consent of the Company, and in the case of the Company, the consent of each of the Investors, except that each Investor may, without the consent of the Company, assign its rights hereunder to any Related Fund (as defined below) of such Investor and/or to any assignee or transferee of the Securities; provided, that no such assignment shall relieve such Investor of its obligations hereunder. “Related Fund” of any Investor means any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Investor. Notwithstanding the foregoing, upon any assignment, sale, or other disposition of the Securities, each subsequent holder of such Securities shall be entitled to, and shall be entitled to enforce, any rights and benefits hereunder applicable to such Securities as if such holder had been an Investor hereunder.
20.Applicable Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or related to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of New York, including its statutes of limitations. Each of the Company, the Guarantors and the Investors hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, the Transactions or, except as otherwise provided in any of the other Transaction Documents, the Securities, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.
21.WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE GUARANTORS AND THE INVESTORS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
22.Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes the entire agreement, and supersedes all other prior and contemporaneous agreements and understandings, both oral and written, among the Investors and the Company and the Guarantors with respect to the subject matter hereof.
23.Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and each affected Investor. No waiver of any breach or default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
24.Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
25.Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
26.Miscellaneous. This Agreement may be executed in counterparts, and delivered by email or facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by e-mail, facsimile or other transmission (e.g., “pdf” format) shall be effective as delivery of a manually executed counterpart hereof. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and the New York State Electronic Signatures and Records Act.
27.No Strict Construction; Rules of Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iii) the use of the word “include”, “includes” and “including” in this Agreement shall be by way of example rather than limitation, and (iv) the word “or” is not exclusive (i.e., “or” shall mean “and/or”).
28.Third-Party Beneficiaries. The Financial Advisors shall be third party beneficiaries of the representations and warranties of the Company and the Guarantors in Section 6 and the representations and warranties of the Investor in Sections 7(l), 7(m), 7(p), 7(r) and 7(t) of this Agreement. The Financial Advisors may rely on each representation and warranty of the Company and the Investors in the subsections specified in the immediately preceding sentence as if such representation or warranty were made directly to the Financial Advisors. This Agreement is intended for the benefit of the parties hereto and the Financial Advisors and their permitted successors and assigns and, other than the Indemnitees referred to in Section 12, is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in this Section 28.
[Signature Page Follows]

Very truly yours,
NANOSTRING TECHNOLOGIES, INC.
By:    /s/ R. Bradley Gray
Name: R. Bradley Gray
Title: President and Chief Executive Officer
NANOSTRING TECHNOLOGIES INTERNATIONAL, INC.
By:    /s/ R. Bradley Gray
Name: R. Bradley Gray
Title: President

[Signature Page to Purchase and Exchange Agreement]

AGREED AND ACCEPTED:
Investor: BRAIDWELL PARTNERS MASTER FUND LP
By: /s/ Manish K. Mital
Print Name: Manish K. Mital
Title: Chief Operating Officer & General Counsel
By: /s/ Colin Bettison
Print Name: Colin Bettison
Title: Head of Finance & Operations
Legal Counsel: Gibson Dunn & Crutcher LLP

[Signature Page to Purchase and Exchange Agreement]

AGREED AND ACCEPTED:
Investor: Deerfield Partners, L.P.
By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner
By: /s/ David Clark
Print Name: David Clark
Title: Authorized Signatory
Legal Counsel: Katten Muchin Rosenman LLP
525 W. Monroe St. Chicago, IL 60661
Telephone: [***]
Email: [***]
Attention: Mark D. Wood, Esq.

[Signature Page to Purchase and Exchange Agreement]

Exhibit A-1

Name of Investor	Aggregate Principal Amount of Exchanged Old Notes	Aggregate Principal Amount of New Notes	Number of Warrant Shares
Braidwell Partners Master Fund LP	$145,520,000	$145,520,000	10,793,050
Deerfield Partners, L.P.	$70,204,000	$70,204,000	5,206,950

Exhibit A-2

EXCHANGE PROCEDURES

Reference is hereby made to that certain Exchange Agreement (the “Agreement”), dated as of November 6, 2023, among NanoString Technologies, Inc. (the “Company”) and the Investors party thereto. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement. Below are procedures for the settlement of the exchange of Old Notes for the New Securities. To ensure timely settlement, please follow the instructions for exchanging your Old Notes for the applicable New Securities as set forth below. These instructions supersede any prior instructions you received. Your failure to comply with the instructions may delay your receipt of New Notes and Warrants. If you have any questions, please contact Alton Lo ([***]; [***]).

Cancellation (Withdrawal) of Old Notes

You must direct the eligible DTC participant through which you hold a beneficial interest in the Old Notes to post on November 7, 2023, no later than 9:00 a.m., New York City time, one-sided withdrawal instructions through DTC via DWAC for the aggregate principal amount of Old Notes (CUSIP # 63009R AD1) set forth in each case in Exhibit A-1 to be exchanged for New Notes and Warrants set forth in Exhibit A-1 of the Agreement. It is important that this instruction be submitted and the one-sided DWAC withdrawal is posted on November 7, 2023.

To receive New Notes through DTC

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to be issued upon exchange to post on November 7, 2023, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC for the aggregate principal amount of New Notes (CUSIP # 63009RAE9) set forth in Exhibit A-1 of the Agreement. It is important that this instruction be submitted and the one-sided DWAC deposit posted by 9:00 a.m., New York City time, on November 7, 2023.

SETTLEMENT

On November 7, 2023, after the Company receives your Old Notes and your cancellation instructions as set forth above and a withdrawal request in respect of the Old Notes has been posted as specified above, and subject to the satisfaction of the conditions to closing as set forth in your Agreement, the Company will deliver your New Notes (through DTC) and Warrants in respect of your Old Notes exchanged in accordance with the delivery instructions set forth above.

Exhibit A-3
INVESTOR INFORMATION FORM
[***]

Exhibit B
FORM OF WARRANT
B

Exhibit C
FORM OF NEW NOTES INDENTURE
C

Exhibit D

FORM OF SECURITY AGREEMENT

D

Exhibit E
FORM OF REGISTRATION RIGHTS AGREEMENT
REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November [_________], 2023, by and among NanoString Technologies, Inc., a Delaware corporation (the “Company”), and each of the Investors from time to time signatory hereto.
WHEREAS:
A. In accordance with the Exchange Agreement, dated as of November 6, 2023, by and among the Company, the investors from time to time party thereto (the initial investors party thereto being referred to as the “Initial Investors”), and the guarantors from time to time signatory thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Exchange Agreement”), among other things, the Company is issuing to the Initial Investors warrants to purchase shares of the common stock, par value $0.0001 per share (“Common Stock”), of the Company (such warrants, together with any warrants issued in exchange or substitution therefor or replacement thereof, as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Warrants”).
B. To induce the Initial Investors to execute and deliver the Exchange Agreement and consummate the transactions contemplated thereby, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Initial Investor hereby agree as follows:
1.DEFINITIONS.
a. As used in this Agreement, the following terms shall have the following meanings (all capitalized terms used and not otherwise defined herein having the respective meanings set forth in the Exchange Agreement):
(i)“Additional Filing Deadline” means, with respect to any Registration Statements that may be required pursuant to Section 2(a)(ii), (A) the thirtieth (30th) day following the first date on which such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required to be filed because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion in a previously filed Registration Statement, or (B) if such additional Registration Statement is required for a reason other than as described in (A) above, the thirtieth (30th) day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required.
(ii)“Additional Registration Deadline” means, with respect to any additional Registration Statement(s) required to be filed pursuant to Section 2(a)(ii), the [thirtieth (30th)] day following the applicable Additional Filing Deadline.
(iii)“Braidwell Holders” means Braidwell Partners Master Fund LP (the “Initial Braidwell Holder”) together with any investment funds and/or managed accounts that are managed on a discretionary basis by the same investment manager as the Initial Braidwell Holder.
(iv)“Closing Date” means November [_________], 2023.
(v)“Deerfield Holders” means Deerfield Partners, L.P. (the “Initial Deerfield Holder”) together with any investment funds and/or managed accounts that are managed on a discretionary basis by the same investment manager as the Initial Deerfield Holder.
(vi) “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder, and any successor statute.
(vii)“FINRA” means the Financial Industry Regulatory Authority Inc. (or successor thereto).
(viii)“Filing Deadline” for the Registration Statement required pursuant to Section 2(a)(i), shall mean November 21, 2023 (the “Initial Filing Deadline”), and for each Registration Statement required pursuant to Section 2(a)(ii) means the Additional Filing Deadline.

(ix)“Investor” means any Initial Investor and any transferee or assignee who agrees in writing to become bound by the provisions of this Agreement in accordance with Section 10 hereof.
(x)“Person” means and includes any natural person, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.
(xi)“Prospectus” means (i) any prospectus (preliminary or final) included in any Registration Statement, as may be amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to any offering of Registrable Securities pursuant to a Registration Statement.
(xii)“Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415, and such Registration Statement becoming effective (to the extent required, by declaration or ordering of effective, of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”)).
(xiii)“Registrable Securities” means (a) any shares of Common Stock issued or issuable upon exercise of, in exchange for, or otherwise pursuant to or in respect of, the Warrants (without giving effect to the Beneficial Ownership Limitation (as defined in the Warrants), or any other limitations on exercise thereof, and assuming the exercise thereof for cash) and (b) any securities issued or issuable upon any stock split, dividend, distribution, recapitalization, reorganization, reclassification or similar event with respect to any of the foregoing; provided, that any securities that would otherwise qualify as Registrable Securities but (i) have been sold pursuant to a Registration Statement or pursuant to Rule 144 or (ii) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) and without compliance with any “current public information” requirement, pursuant to Rule 144 under the Securities Act (without giving effect to the Beneficial Ownership Limitation or any other limitation on exercise of the Warrants and assuming the exercise thereof for cash), shall cease to be a “Registrable Security.”
(xiv)“Registration Deadline” shall mean, for purposes of any Registration Statement required pursuant to Section 2(a)(i), the date that is the earlier of (A) five (5) Business Days after (x) the SEC advises the Company that it does not have any further comments on the Registration Statement (or the date that all such comments are otherwise cleared or resolved) or (y) the SEC notifies the Company that such Registration Statement will not be subject to review by the SEC, and (B) sixty (60) days after the applicable Filing Deadline, and with respect to any Registration Statement required pursuant to Section 2(a)(ii), the Additional Registration Deadline.
(xv)“Registration Failure” means that, at any time following the Initial Filing Deadline, there is not, other than during an Allowable Grace Period, a Registration Statement that is effective and available for the resale of all of the Registrable Securities because (A) the Company has failed to timely file with the SEC any Registration Statement required to be filed pursuant to this Agreement, (B) the Company has failed to use its reasonable best efforts to obtain effectiveness with the SEC, prior to the applicable Registration Deadline, and if such Registration Statement has not become effective prior to the applicable Registration Deadline, as soon as possible thereafter, of any Registration Statement that is required to be filed pursuant to this Agreement, or (C) the Company has failed to use its reasonable best efforts to keep such Registration Statement current, effective and available for the resale of the Registrable Securities (including, as applicable, by amending or supplementing the Prospectus included therein), as required in Section 3 hereof.
(xvi)“Registration Statement(s)” means any registration statement(s) of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such Registration Statement(s), including post-effective amendments, and all exhibits to, and all material incorporated by reference in, such Registration Statement(s).
(xvii) “Required Investors” means holders of a majority in interest of then-outstanding Registrable Securities, provided that the “Required Investors” must include (i) the Braidwell Holders, for so long as the Braidwell Holders continue to hold at least 5% of the Registrable Securities held by the Initial Investors as of the date hereof and (ii) the Deerfield Holders, for so long as the Deerfield Holders continue to hold at least 5% of the Registrable Securities held by the Initial Investors as of the date hereof; provided further that Required Investors shall only include those holders who have rights under this Agreement as parties hereto or pursuant to the assignment provision of Section 10.

(xviii)“Rule 415” means Rule 415 under the Securities Act or any successor rule providing for the offering of securities on a continuous basis.
(xix)“Warrants” means the Warrants issued or issuable pursuant to the Exchange Agreement.
2.REGISTRATION.
a. MANDATORY REGISTRATION. (i) Following the date of this Agreement, the Company shall prepare, and, on or prior to the applicable Filing Deadline, file with the SEC a Registration Statement (the “Mandatory Registration Statement”) on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a Registration of all of the Registrable Securities, subject to the consent of the Investors (which consent shall not be unreasonably withheld)), covering the resale of all of the Registrable Securities, which Registration Statement, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of or otherwise pursuant to or in respect of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than 16,000,000, subject to adjustment for any Stock Event (as defined in the Warrants) occurring prior to the effective date of such Registration Statement.
(ii)If for any reason, despite the Company’s use of its reasonable best efforts to include all of the Registrable Securities requested or required to be included in any Registration Statement filed pursuant to Section 2(a)(i) (and subject to Section 3(p) below), the SEC does not permit all such Registrable Securities to be included in such Registration Statement, or for any other reason any such Registrable Securities are not then included in a Registration Statement, then the Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an additional Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a Registration of the Registrable Securities, subject to the consent of the Investors, which consent shall not be unreasonably withheld) covering the resale of all Registrable Securities requested or required to be included in such Registration Statement filed pursuant to Section 2(a)(i) and not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.
(iii)Subject to any SEC comments, any Registration Statement pursuant to this Section 2(a) shall include a “plan of distribution” approved by the holders of a majority-in-interest of the Registrable Securities to be included in such Registration Statement. No Investor shall be named as an “underwriter” in the Registration Statement without the Investor’s prior written consent. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to, and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of each Investor and its Legal Counsel (as defined below) prior to its filing or other submission.
(iv)At any time after the effective date of the applicable Registration Statement, the Company may suspend the use of any prospectus forming a part of such Registration Statement if the Company determines that it would otherwise be required to disclose material non-public information concerning the Company, the disclosure of which (i) is not otherwise required and which the Company has a bona fide business purpose for preserving in confidence and (ii) at the time is not, in the good faith opinion of the Company and its counsel, in the best interests of the Company (the period of such suspension, a “Grace Period”); provided, that the Company shall (i) promptly notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company shall not disclose the content of such material non-public information to any Investor unless otherwise requested in writing by such Investor) and the date on which the Grace Period will begin, and (ii) as soon as such date may be determined, promptly notify the Investors in writing of the date on which the Grace Period ends; and, provided, further, that (A) no Grace Period shall exceed forty-five (45) consecutive days, (B) during any three hundred sixty-five (365) day period, such Grace Periods shall not exceed an aggregate of seventy-five (75) days, and (C) the first day of any Grace Period must be at least ten (10) Trading Days after the last day of any prior Grace Period (each Grace Period that satisfies all of the requirements of this Section 2(a)(iv) being referred to as an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(e) hereof shall not be applicable during the period of any Allowable Grace Period and the unavailability of a Registration Statement for resales of the Registrable Securities on any day during an Allowable Grace Period shall not constitute a “Registration Failure.” Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(e) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. If the Company notifies the Investors in accordance with this Section 2(a)(iv) to suspend the use of any prospectus forming a part of a

Registration Statement filed hereunder during an Allowable Grace Period, then the Investors shall suspend use of such prospectus until the end of such Allowable Grace Period.
3.OBLIGATIONS OF THE COMPANY. In connection with any Registration of the Registrable Securities hereunder, the Company shall have the following obligations:
a. The Company shall prepare promptly, and file with the SEC as soon as practicable after such registration obligation arises hereunder (but in no event later than the applicable Filing Deadline), such Registration Statements with respect to the Registrable Securities as provided in Section 2(a), and thereafter use its reasonable best efforts to cause each such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, but in any event shall use its reasonable best efforts to cause each such Registration Statement relating to Registrable Securities to become effective no later than the applicable Registration Deadline, and shall use its reasonable best efforts to keep the Registration Statement current and effective pursuant to Rule 415 at all times after its effective date until such date as is the earlier of (i) the date on which all of the Registrable Securities included in such Registration Statement have been sold pursuant to such Registration Statement or pursuant to Rule 144 and (ii) the first date following the first anniversary of the Closing Date on which all of the Registrable Securities included in such Registration Statement (in the opinion of counsel to the Investors) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof), and without compliance with any “current public information” requirement, pursuant to Rule 144 under the Securities Act, assuming, in the case of the Warrants, the exercise thereof for cash (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein or related thereto), except for information provided in writing by an Investor pursuant to Section 4(a), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. In the event that Form S-3 is not available for the registration of the resale of any Registrable Securities hereunder (but, for the avoidance of doubt, without in any way affecting the Company’s obligation to Register the resale of the Registrable Securities on such other form as is available, as provided in Section 2(a)), (i) the Company shall undertake to file, within twenty (20) days of such time as such form is available for such Registration, a post-effective amendment to the Registration Statement then in effect, or otherwise file a Registration Statement on Form S-3, registering such Registrable Securities on Form S-3; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement (or post-effective amendment) on Form S-3 covering such Registrable Securities has been declared effective by the SEC, and (ii) the Company shall provide that any Registration Statement on Form S-1 filed hereunder shall incorporate documents by reference (including by way of forward incorporation by reference) to the maximum extent possible.
b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each Registration Statement as may be necessary to keep each Registration Statement current and effective at all times during the Registration Period, and, during the Registration Period, shall comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by each Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the event that on any Trading Day (as defined below) (the “Registration Trigger Date”) the number of shares available under the Registration Statements filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities, (without giving effect to the Beneficial Ownership Limitation or any other limitations on the Investors’ ability to exercise the Warrants (and assuming the exercise of the Warrants for cash)), the Company shall amend the Registration Statements, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover the total number of Registrable Securities so issued or issuable (without giving effect to the Beneficial Ownership Limitation or any other limitations on the Investors’ ability to exercise the Warrants (and assuming the exercise of the Warrants for cash)) as of the Registration Trigger Date as soon as practicable, but in any event within twenty (20) days after the Registration Trigger Date. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event the Company shall cause such amendment and/or new Registration Statement to become effective within sixty (60) days of the Registration Trigger Date or as promptly as practicable in the event the Company is required to increase its authorized shares. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the Nasdaq Global Market or, if not the Nasdaq Global Market, the principal securities exchange or other securities market on which the Common Stock is then being traded.
c. The Company shall furnish to each Investor and its Legal Counsel (as hereinafter defined) (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, and, each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought or intends to seek confidential treatment or which contains or reflects any material non-public information with respect to the Company or its securities), and (ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as an Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor; provided that the Company may provide any such copies in electronic form only; provided further, that the Company need not provide any such copies of filings under the Exchange Act that are automatically incorporated into the Registration Statement. The Company will promptly notify each of the Investors by electronic mail of the effectiveness of each Registration Statement or any post-effective amendment thereto. The Company will promptly respond to any and all comments received from the SEC with respect to any Registration Statement filed pursuant to this Agreement, with a view towards causing each Registration Statement or any amendment thereto to become effective (to the extent required, by declaration or ordering of effectiveness, of such Registration Statement or amendment by the SEC) as soon as practicable, and, as soon as practicable, but in no event later than two (2) Business Days, following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review, shall file a request for acceleration of effectiveness of such Registration Statement (to the extent required for such Registration Statement or amendment to become effective, by declaration or ordering of effectiveness, of such Registration Statement or amendment by the SEC) to a time and date not later than two (2) Business Days after the submission of such request. No later than the first Business Day after the Registration Statement becomes effective, the Company shall file with the SEC the final Prospectus included in the Registration Statement pursuant to Rule 424 (or successor thereto) under the Securities Act.
d. The Company shall use its reasonable best efforts to (i) register and qualify, in any jurisdiction where registration and/or qualification is required, the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investors shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be reasonably necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction, except where the Company is then already required to be so qualified, already subject to taxation or required to consent to general service of process.
e. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor that holds Registrable Securities of the happening of any event, of which the Company has knowledge, as a result of which the Prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, subject to Section 2(a)(iv), shall use its reasonable best efforts to promptly prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.
f. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement and, if such an order is issued, to obtain the withdrawal of such order as promptly as reasonably practicable and to notify each Investor that holds Registrable Securities (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof, in each case as promptly as reasonably practicable.
g. The Company shall permit one outside legal counsel designated by each Investor that holds at least 5% of the Registrable Securities held by each Initial Investor as of the date hereof (each such counsel, “Legal Counsel”) to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof but excluding the Company’s filings under the Exchange Act), a reasonable period of time prior to their filing with the SEC (not less than five (5) Business Days prior to such filing) and not file any documents in a form to which any Legal Counsel reasonably objects.
h. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning any Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
i. The Company shall use its reasonable best efforts to cause all the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, and to arrange for at least two market makers to register with FINRA as such with respect to such Registrable Securities.
j. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the initial Registration Statement.
k. The Company shall cooperate with each Investor that holds Registrable Securities being offered to facilitate the timely (i) preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be registered in such names and in such denominations or amounts, as the case may be, or (ii) crediting of the Registrable Securities to be offered pursuant to a Registration Statement to the applicable account (or accounts) with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (DWAC) system, in any such case as such Investor may reasonably request.
l. At the reasonable request of an Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any Prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement, in each case as promptly as is reasonably practicable.
m. The Company shall not, and shall not agree to, allow the holders of any Common Stock or other securities of the Company to include any of their securities (other than Registrable Securities) in any Registration Statement filed pursuant to Section 2(a) or any amendment or supplement thereto under Section 3(b) hereof without the consent of the Required Investors. In addition, the Company shall not include any securities for its own account or the account of others in any Registration Statement filed pursuant to Section 2(a) or any amendment or supplement thereto filed pursuant to Section 3(b) hereof without the consent of the Required Investors.
n. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC).
o. If required by the FINRA Corporate Financing Department, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 (or successor thereto) with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use its reasonable best efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.
p. If at any time the SEC advises the Company in writing that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act, the Company shall use its reasonable best efforts to persuade the SEC that the offering contemplated by a Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.” The Investors shall have the right to participate or have their respective Legal Counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their respective Legal Counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which any Investor’s Legal Counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 3(p), the SEC refuses to alter its position, the Company shall remove from the Registration Statement such portion of the Registrable Securities as the SEC requires in writing be removed therefrom. Any such cut-back imposed by the SEC as contemplated by this Section 3(p) shall be imposed on a pro rata basis (based upon the Registrable Securities held by each of the Investors) except to the extent otherwise required by the SEC. The Company shall not be responsible for making any Failure Payments as a result of any cut-back imposed by the SEC.
q. Subject to the limitations contained herein, the Company shall use its reasonable best efforts to take all other reasonable actions arising out of its obligations under this Agreement and necessary to facilitate the disposition by the Investors of the Registrable Securities pursuant to a Registration Statement.

r. The Company shall not grant any Person any registration rights with respect to shares of Common Stock or any other securities of the Company other than registration rights that will not adversely affect the rights of the Investors hereunder (including by limiting in any way the number of Registrable Securities that could be included in any Registration Statement pursuant to Rule 415) and shall not otherwise enter into any agreement that is inconsistent with the rights granted to the Investors hereunder.
s. At all times during the Registration Period, (a) the Common Stock shall be eligible for clearing through DTC, through its Deposit/Withdrawal At Custodian (DWAC) system; (b) the Company shall be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock; (c) the transfer agent for the Common Stock shall be a participant in, and the Common Stock shall be eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and (d) the Company shall use its reasonable best efforts to cause the Common Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC, and, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, the Company shall use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.
4.OBLIGATIONS OF THE INVESTORS. In connection with the Registration of the Registrable Securities, each Investor shall have the following obligations:
a. It shall be a condition precedent to the obligations of the Company to complete the Registration pursuant to this Agreement with respect to the Registrable Securities of an Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the Registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor. Any such information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.
b. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.
5.REGISTRATION FAILURES. If a Registration Failure occurs, then, in addition to all other available remedies that each Investor may pursue hereunder or under any other document or agreement to which it is a party, including the Transaction Documents (as defined below), the Company shall pay additional damages (the “Failure Payment”) to each Investor for each 30-day period (prorated for any partial period) after the date of such Registration Failure in an amount in cash equal to one percent (1.00%) of an amount equal to the product of (y) the number of Registrable Securities held by such Investor, multiplied by (z) the Market Price (as defined in the Warrants), in each case, as of the date such Registration Failure occurs (such product, the “Market Value of Registrable Securities”). Such payments shall accrue until the earlier of (i) such time as the Registration Failure has been cured and (ii) the first date following the first anniversary of the Closing Date on which all of the Registrable Securities may be disposed of for such Investors own account without restriction under Rule 144 (including, without limitation, volume restrictions) and without need for the availability of “current public information” under Rule 144, assuming the exercise of the Warrants for cash). Each Investor shall be entitled to its pro rata portion of any such payments based upon the number of Registrable Securities held by such Investor included, or to be included, as applicable, relative to the total number of Registrable Securities included, or to be included, as applicable, in the Registration Statement giving rise to such payment. Notwithstanding anything express or implied to the contrary in the foregoing provisions of this Section 5, (1) no Failure Payment shall accrue or be payable with respect to any period after the expiration of the applicable Registration Period, (2) no Failure Payment shall accrue or be payable to any Investor that holds any such Registrable Securities with respect to any period that a Registration Statement is unavailable for resales of Registrable Securities by such Investor solely due to a breach by such Investor of its obligations under Section 4 hereof and (3) in no event will the Company be obligated to make Failure Payments to any Investor in respect of any Registration Failure in an amount that exceeds nine percent (9.00%) of the aggregate value of the Registrable Securities at an assumed price per share of $1.69, except that this clause (3) shall not apply to any Registration Failure resulting from a failure by the Company to file a Registration Statement by the Initial Filing Deadline or satisfy the Registration Deadline for such initial Registration Statement..
6.EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with Registrations, filings or qualifications pursuant to Section 2, including all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company. The Company shall also reimburse the Braidwell Holders and the Deerfield Holders for the reasonable fees and disbursements of their respective Legal Counsel in the aggregate amount of up to $25,000 per Registration per Legal Counsel in connection with Registrations pursuant to Section 2 or 3 of this Agreement.
7.INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:
a. The Company will indemnify, hold harmless and defend (i) each Investor and (ii) the directors, officers, partners, managers, members, employees and agents of each Investor, and each Person who controls any Investor within the meaning of the Securities Act or the Exchange Act, if any, (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in any Registration Statement, or any amendment or supplement thereto, or any filing made under state securities laws as required hereby, or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees and other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a) shall not apply to a Claim arising out of or based upon a Violation to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of such Registration Statement or related Prospectus or any such amendment thereof or supplement thereto, or to any amounts paid in settlement of any Claim effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by any of the Investors pursuant to Section 10.
b. Promptly after receipt by an Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 7, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be;
provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel for such Indemnified Person, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel (plus one local counsel in each applicable jurisdiction) for the Indemnified Persons, and such legal counsel shall be selected by the Required Investors. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 7, except to the extent that the Company is actually prejudiced by such failure in its ability to defend such action, and shall not relieve the Company of any liability to the Indemnified Person otherwise than pursuant to this Section 7. The Company shall not, without the prior written consent of the Indemnified Persons, consent to entry of any judgment or enter into any settlement or other compromise with respect to any Claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not any such Indemnified Person is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Persons of a full release from all liability with respect to such Claim or which includes any admission as to fault, culpability or failure to act on the part of any Indemnified Person. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as any expense, loss, damage or liability is incurred.

c. Each Investor, severally and not jointly, will indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees and agents of the Company, if any (each, a “Company Indemnified Person”), against any Claims to which any of them may become subject insofar as such

Claims arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities, which occurs due to the inclusion by the Company in a Registration Statement or Prospectus, or any amendment or supplement thereto, of false or misleading information about such Investor, where such information was furnished in writing to the Company by or on behalf of such Investor expressly for the purpose of inclusion in such Registration Statement or Prospectus. Notwithstanding anything herein to the contrary, the indemnity agreement contained in this Section 7(c) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investors, which consent shall not be unreasonably withheld, conditioned or delayed; and provided, further, however, that an Investor shall be liable under this Section 7(c) for only that amount of a Claim as does not exceed the net amount of proceeds received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.
d. Promptly after receipt by a Company Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Company Indemnified Person shall, if a Claim in respect thereof is to be made against any Investor under this Section 7, deliver to such Investor a written notice of the commencement thereof, and such Investor shall have the right to participate in, and, to the extent such Investor so desires, to assume control of the defense thereof with counsel mutually satisfactory to such Investor and such Company Indemnified Person.
8.CONTRIBUTION. If for any reason the indemnification provided for in Section 7(a) or 7(c) (as applicable) is unavailable to an Indemnified Person or Company Indemnified Person (as applicable) or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Person or Company Indemnified Person (as applicable) as a result of the Claim in such proportion as is appropriate to reflect the relative fault of the Indemnified Person or Company Indemnified Person (as applicable) and the indemnifying party (provided that the relative fault of any Company Indemnified Person shall be deemed to include the fault of all other Company Indemnified Persons), as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of an Investor be greater in amount than the net amount of proceeds received by such Investor as a result of the sale of Registrable Securities giving rise to such contribution obligation pursuant to the applicable Registration Statement (net of the aggregate amount of any damages or other amounts such Investor has otherwise been required to pay (pursuant to Section 7(c) or otherwise) by reason of such Investor’s untrue or alleged untrue statement or omission or alleged omission).
9.REPORTS UNDER THE 1934 ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company agrees to:
a. make and keep public information available, as those terms are understood and defined in Rule 144;
b. file with the SEC in a timely manner (giving effect to any grace period provided by Rule 12b-25 (or any successor rule) under the Exchange Act or any similar provisions) all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and
c. so long as any of the Investors owns Registrable Securities, promptly upon request, furnish to such Investor (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act as required for applicable provisions of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit such Investor to sell such Registrable Securities pursuant to Rule 144 without registration.
10.ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by each Investor to any transferee of all or any portion of the Registrable Securities if: (i) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, and (iii) at or before the time the Company receives the written notice contemplated in clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein as applicable to an Investor. In the event that the Company receives written notice from an Investor that it has transferred all or any portion of its Registrable Securities pursuant to this Section 10, the Company, within ten (10) days, shall file any amendments or supplements necessary to keep a Registration Statement current, effective and available for the resale of all of the Registrable Securities pursuant to Rule 415. The Company shall not assign this Agreement or any rights or obligations hereunder, except (i) to a Successor Entity (within the meanings of the Warrants) that has assumed the Company’s obligations under any outstanding Warrants and (ii) after obtaining the prior written consent of the Required Investors.
11.AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each of the Investors and the Company; provided that any amendment or waiver of any provision of this Agreement that adversely affects any Investor (or group of Investors) in a manner that is disproportionate in the effects thereof on any other Investor (or group of Investors) shall require the approval of each such Investor (or group of Investors) so adversely effected. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the Investors.
12.MISCELLANEOUS.
a. A Person is deemed to hold, and be a holder of, shares of Common Stock or other Registrable Securities whenever such Person owns of record or beneficially through a “street name” holder such shares of Common Stock or other Registrable Securities (or the Warrants upon exercise of which such Registrable Securities are directly or indirectly issuable, without giving effect to the Beneficial Ownership Limitation or any other limitation on exercise of the Warrants (and assuming the exercise thereof for cash)), and solely for purposes hereof, Registrable Securities shall be deemed outstanding to the extent they are directly or indirectly issuable upon exercise of the Warrants, without giving effect to the Beneficial Ownership Limitation or any other limitation on the exercise of the Warrants (and assuming the exercise thereof for cash). If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities (or the Warrants upon exercise of which such Registrable Securities are issuable).
b. Any notices required or permitted to be given under the terms hereof shall be delivered personally or by courier (including a recognized overnight delivery service) or by electronic mail and shall be effective upon receipt, in each case addressed to a party. The addresses for such communications shall be:
If to the Company:

NanoString Technologies, Inc.
530 Fairview Avenue North, Seattle, Washington 98109
Attention: Legal
Email: [***]

With copy to:

Wilson Sonsini Goodrich & Rosati
701 5th Avenue, Suite 5100
Seattle, WA 98104
Attention: Patrick Schultheis and Michael Nordtvedt
Email: [***]; [***]

If to an Investor, to the address set forth in such Investor’s signature page to this Agreement.

The Company shall provide notice to each Investor, and each Investor shall provide notice to the Company, of any change in such party’s address.
c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
d. This Agreement and all matters concerning the construction, validity, enforcement and interpretation hereof or otherwise relating hereto shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. All Actions arising out of or relating to this Agreement shall be heard and determined in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York

City, New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this paragraph shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth or referred to in Section 12(b) of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, the Warrant or any Notes Documents, and this right of specific enforcement is an integral part of the terms of this Agreement. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party shall not be required to provide any bond or other security, or show economic loss, in connection with its pursuit of an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement, the Warrants, the Note Documents at law or in equity (including a decree of specific performance and/or other injunctive relief).
e. This Agreement, the Warrants, the Exchange Agreement, the Notes Documents and the instruments referenced herein and therein, including the other Note Documents (as defined in the Warrant) (collectively, the “Transaction Documents”), constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Agreement and the other Transaction Documents (including all schedules and exhibits hereto and thereto) supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.
f. Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto, and the provisions of Sections 7 and 8 hereof shall inure to the benefit of, and be enforceable by, each Indemnified Person and Company Indemnified Person (as applicable).
g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
h. This Agreement and any amendments hereto may be executed and delivered in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission, by e-mail delivery of a “.pdf” format data file or by other electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, “.pdf” or other electronic signature page were an original thereof. No party hereto shall raise the use of a facsimile machine, e-mail delivery of a “.pdf” format data file or other electronic means to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine, e-mail delivery of a “.pdf” format data file or other electronic means as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.
i. The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Investors may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
j. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

k. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.
l. In the event an Investor shall sell or otherwise transfer any of such holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included in a Registration Statement for such transferor.
m. There shall be no oral modifications or amendments to this Agreement. This Agreement may be modified or amended only in writing signed by the Company and the Required Investors, and any amendment or modification so adopted shall be binding upon all of the Investors.
n. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement (or any other Transaction Document) is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein (or in any Transaction Document), and no action taken by any Investor pursuant hereto (or thereto), shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein (or therein).
o. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Warrant, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “date hereof’ when used in this Agreement shall refer to the date of this Agreement. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to, and all payments hereunder shall be made in, the lawful money of the United States. References to a Person are also to its successors and permitted assigns. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and, unless otherwise required by law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

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[Signature page follows]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY: NANOSTRING TECHNOLOGIES, INC. By: Name: ________________________ Title: _________________________

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTOR:

Braidwell Partners Master Fund LP
By its Investment Manager, Braidwell LP

__________________________________
Manish K. Mital
Chief Operating Officer & General Counsel

__________________________________
Colin Bettison
Head of Finance & Operations

INVESTOR:

DEERFIELD PARTNERS, L.P.
By: Deerfield Mgmt, L.P., Its General Partner
By: J.E. Flynn Capital, LLC, Its General Partner
By: ______________________________________
Name: David Clark
Title: Authorized Signatory

Deerfield Partners, L.P.
Address: [***]
E-mail: [***]

with a copy (which shall not constitute notice) to:
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, IL 60661
Attn: Mark D. Wood and Jonathan D. Weiner
Email: [***]; [***]

Exhibit F
SOLVENCY CERTIFICATE
November 7, 2023
Pursuant to that certain Exchange Agreement, dated as of even date herewith (as the same may be amended, restated, supplemented and/or modified from time to time, the “Exchange Agreement”) by and among NanoString Technologies, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto, and the Investors party thereto, the undersigned hereby certifies to the Investors, solely in such undersigned’s capacity as Chief Financial Officer of the Company, and not individually (and without personal liability), as follows:
As of the date hereof, both before and after giving effect to the consummation of the Exchange Transaction and the other transactions contemplated in the Exchange Agreement, the New Notes Indenture and the other Transaction Documents: (a) the value of the assets of the Company and the Subsidiaries, taken as a whole (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of the Company and the Subsidiaries, taken as a whole, (b) the Company and the Subsidiaries are able to pay all liabilities of the Company and the Subsidiaries as such liabilities mature and (c) the Company and the Subsidiaries, taken as a whole, do not have unreasonably small capital in relation to the Company’s and the Subsidiaries’ business as contemplated on the date hereof.
For purposes of this Solvency Certificate, in computing the amount of contingent or unliquidated liabilities, such liabilities have been computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Exchange Agreement.
The undersigned is familiar with the business and financial position of the Company and the Guarantors (taken as a whole). In reaching the conclusions set forth in this Solvency Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Company and the Guarantors (taken as a whole) after consummation of the transactions contemplated by the New Notes Indenture.

[Signature Page Follows]
F

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate in such undersigned’s capacity as Chief Financial Officer of the Company as of the date first stated above.

NANOSTRING TECHNOLOGIES, INC.

By:         Name:
Title:

[Signature Page to Solvency Certificate]